                                                                  EXHIBIT 10.3.4

                               555 TWELFTH STREET

                                  OFFICE LEASE

                        555 TWELFTH STREET VENTURE, LLC,
                      a Delaware limited liability company,

                                    Landlord

                                       and
                                ASK JEEVES, INC.,
                             a Delaware corporation,

                                     Tenant

                           DATED AS OF: June 30, 2004

                                TABLE OF CONTENTS

Paragraph                                                                                                    Page
---------                                                                                                    ----
  1.        Premises.......................................................................................   1
  2.        Certain Basic Lease Terms......................................................................   1
  3.        Term; Delivery of Possession of Premises.......................................................   2
  4.        Premises As-is: Ground Floor Demising Work; Initial Alterations; Alterations Allowance.........   3
  5.        Monthly Rent...................................................................................   4
  6.        Security Deposit...............................................................................   5
  7.        Additional Rent: Increases in Operating Expenses and Tax Expenses..............................   6
  8.        Use of Premises; Compliance with Law...........................................................  11
  9.        Alterations and Restoration....................................................................  13
  10.       Repair.........................................................................................  14
  11.       Abandonment....................................................................................  15
  12.       Liens..........................................................................................  15
  13.       Assignment and Subletting......................................................................  16
  14.       Indemnification of Landlord....................................................................  19
  15.       Insurance......................................................................................  20
  16.       Mutual Waiver of Subrogation Rights............................................................  22
  17.       Utilities......................................................................................  22
  18.       Personal Property and Other Taxes..............................................................  29
  19.       Rules and Regulations..........................................................................  29
  20.       Surrender; Holding Over........................................................................  29
  21.       Subordination and Attornment...................................................................  30
  22.       Financing Condition............................................................................  30
  23.       Entry by Landlord..............................................................................  31
  24.       Insolvency or Bankruptcy.......................................................................  31
  25.       Default and Remedies...........................................................................  32
  26.       Damage or Destruction..........................................................................  34
  27.       Eminent Domain.................................................................................  35
  28.       Landlord's Liability; Sale of Building.........................................................  36
  29.       Estoppel Certificates..........................................................................  36
  30.       Right of Landlord to Perform...................................................................  37
  31.       Late Charge....................................................................................  37
  32.       Attorneys' Fees; Waiver of Jury Trial..........................................................  37
  33.       Waiver.........................................................................................  37
  34.       Notices........................................................................................  38
  35.       Notice of Surrender............................................................................  38
  36.       Defined Terms and Marginal Headings............................................................  38
  37.       Time and Applicable Law........................................................................  38
  38.       Successors.....................................................................................  38
  39.       Entire Agreement; Modifications................................................................  38
  40.       Light and Air..................................................................................  38
  41.       Name of Building...............................................................................  39
  42.       Severability...................................................................................  39
  43.       Authority......................................................................................  39
  44.       No Offer.......................................................................................  39
  45.       Real Estate Brokers............................................................................  39

  46.       Consents and Approvals.........................................................................  39
  47.       Reserved Rights................................................................................  39
  48.       Financial Statements...........................................................................  40
  49.       Deleted........................................................................................  40
  50.       Nondisclosure of Lease Terms...................................................................  40
  51.       Hazardous Substance Disclosure.................................................................  40
  52.       No Discrimination..............................................................................  40
  53.       Parking........................................................................................  41
  54.       Signage; Lobby Directory.......................................................................  41
  55.       License for Tenant's Standby Generator.........................................................  48
  56.       Renewal Option.................................................................................  48

EXHIBITS:

A - Outline of Premises
B - Rules and Regulations
C - Form of Commencement Date Letter
D - Outline of Mezzanine Area in which Generator Site is to be Located E - Janitorial Specifications
F - Form of Subordination and Non-Disturbance for Fleet National Bank

                                      LEASE

            THIS LEASE is made as of the 30th day of June, 2004, between 555 TWELFTH STREET VENTURE, LLC, a Delaware limited liability company ("Landlord"), and ASK JEEVES, INC., a Delaware corporation ("Tenant").

            1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, the space outlined on the attached Exhibit A (the "Premises"). The Premises are located on the floor(s) specified in Paragraph 2 below of the building (the "Building") located at 555 Twelfth Street, Oakland, California. The Building, the associated garage, the parcel(s) of land (the "Land") on which the Building and garage are located and the other improvements on the Land (including the walkways and landscaping) are referred to herein as the "Real Property."

            Tenant's lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this Lease, the public lobbies, entrances, stairs, elevators and other public portions of the Building, as well as those risers of the Building designated by Landlord for the installation of cabling between any and all parts of the Premises (which installations shall be subject to Landlord's reasonable approval and procedures, provided that no additional rent or use fee shall be charged to Tenant for the use of such risers). All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord (subject to any express provisions of this Lease granting Tenant rights with respect thereto) and, subject to Paragraph 23 below, and Landlord shall have rights of access through the Premises for the purpose of operating, maintaining and repairing the same.

            2. Certain Basic Lease Terms. As used herein, the following terms shall have the meaning specified below:

                a. Floor(s) on which the Premises are located: A portion of the ground floor and all of the rentable area of the fourth (4th) and fifth (5th) floors. The portion of the Premises located on the ground floor of the Building is sometimes referred to in this Lease as the "Ground Floor Premises" and the portions of the Premises located on the Fourth (4th) and fifth (5th) floors of the Building are sometimes collectively referred to in this Lease as the "4th and 5th Floor Premises." The Ground Floor Premises are currently designated as Suite 100 and the 4th and 5th Floor Premises are designated as Suite 400 and 500, respectively, which suite designations may be subject to change by Landlord upon written notice to Tenant. Landlord and Tenant agree that for the purpose of this Lease, (i) the Ground Floor Premises shall be deemed to contain 8,223 rentable square feet of space and (ii) the 4th and 5th Floor Premises shall be deemed to contain a total of 47,580 rentable square feet of space (with the portion of the Premises located on the fourth (4th) floor, and the portion of the Premises located on the fifth (5th) floor, each consisting of 23,790 rentable square feet of space), for a total of 55,803 rentable square feet for the Premises.

                b. Lease term: Approximately eight (8) years and six (6) months, commencing on the date Landlord delivers the Premises to Tenant in their as-is condition (the "Commencement Date"), and ending on May 31, 2013 (the "Expiration Date").

                c. Monthly Rent: The amounts set forth below for the respective periods.

                   Period                                                           Monthly Rent
                   ------                                                           ------------
Commencement Date through
May 31, 2005                                                                   0

June 1, 2005, through November 30, 2006                               $  8,223.00 (Ground Floor)
                                                                      $103,090.00 (4th and 5th Floor Premises)
                                                                      -----------
                                                                      $111,313.00 Total

December 1, 2006, through November 30, 2008                           $  9,593.50 (Ground Floor)
                                                                      $107,055.00 (4th and 5th Floor Premises)
                                                                      -----------
                                                                      $116,648.50 Total

December 1, 2008, through November 30, 2010                           $ 10,964.00 (Ground Floor)
                                                                      $111,020.00 (4th and 5th Floor Premises)
                                                                      -----------
                                                                      $121,984.00 Total

December 1, 2010, through May 31, 2013                                $ 12,334.50 (Ground Floor)
                                                                      $114,985.00 (4th and 5th  Floor Premises)
                                                                      -----------
                                                                      $127,319.50 Total

            d. Security Deposit: One Hundred Twenty Seven Thousand Three Hundred Nineteen and 50/100 Dollars ($127,319.50).

            e.       Tenant's Share: Ground Floor = 1.74%
                                     4th and 5th Floor Premises = 10.04%

            f.       Base Year: The calendar year 2005.

                     Base Tax Year: The fiscal tax year ending June 30, 2005.

            g. Initial Contemplated Use of Premises: Software engineering and Internet applications.

            h. Real estate broker(s): Shorenstein Management, Inc., (representing Landlord) and Aegis Realty Partners (representing Tenant).

            3.  Term; Delivery of Possession of Premises.

                a. The term of this Lease shall commence on the Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated pursuant to the terms hereof or at law, shall expire on the Expiration Date (as defined in Paragraph 2.b.). Upon either party's request after the Commencement Date, Landlord and Tenant shall execute a letter in substantially the form of Exhibit C attached hereto confirming the Commencement Date.

                b. Landlord shall deliver the Premises to Tenant in their as-is condition, upon the execution and delivery of this Lease by and between the parties. In the event of any delay in the delivery of the Premises to Tenant in their as-is condition caused or occasioned by fire or other casualty, acts of God or any other cause beyond the reasonable control of Landlord ("Force Majeure"), this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but Landlord shall use reasonable efforts to deliver the Premises to Tenant as soon as reasonably possible after the execution and delivery of the Lease by and between the parties.

            Promptly following the Commencement Date, Landlord shall cause Landlord's designated contractor to commence the Ground Floor Demising Work (as defined in Paragraph 4.a. below). If the Ground Floor Demising Work is not completed on or before the date (the "Outside Completion Date") that is one hundred twenty (120) days following the Commencement Date (provided, however, that the Outside Completion Date shall be extended by the length of any delay in the completion of the Ground Floor Demising Work caused or occasioned by Force Majeure and/or by a Tenant Delay, as defined in Paragraph 4.c. below), this Lease shall not be void or voidable (except as otherwise provided in the immediately following grammatical paragraph), nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but (i) Landlord shall use commercially reasonable efforts to complete the Ground Floor Demising Work as soon as reasonably possible after the Outside Completion Date (as the same may have been extended pursuant to the foregoing) and (ii) at such time as Tenant is otherwise obligated to commence payment of Monthly Rent for the Premises, the Monthly Rent for the entire Premises shall be abated one (1) day for each day beyond the Outside Completion Date (as the same may have been extended pursuant to the above) that the Ground Floor Demising Work was not completed.

            Notwithstanding the foregoing, if the Ground Floor Demising Work is not completed on or before the date (the "Termination Trigger Date") that is one hundred fifty (150) days following the Commencement Date (provided, however, that the Termination Trigger Date shall be extended by the length of any delay in the completion of the Ground Floor Demising Work caused or occasioned by Force Majeure and/or by a Tenant Delay) then Tenant may deliver written notice to Landlord (the "Termination Notice"), within three (3) business days after the Termination Trigger Date, electing to terminate this Lease effective on the date (the "Termination Date") which is thirty (30) days after the delivery to Landlord of the Termination Notice. Notwithstanding the foregoing, if Tenant delivers a Termination Notice, but Landlord completes the Ground Floor Demising Work within the thirty (30) day period following the delivery to Landlord of the Termination Notice, then the Termination Notice shall be of no force or effect. However, if Landlord does not complete the Ground Floor Demising Work within the thirty (30) day period, then this Lease shall terminate at the end of the thirty
(30) day period.

                Tenant's foregoing rent credit and termination rights are Tenant's sole remedy in the event of delays in the completion of the Ground Floor Demising Work.

                c. Tenant may, concurrently with the performance by Landlord's contractor of the Ground Floor Demising Work, commence construction within the Ground Floor Premises of the portion of the Initial Alterations (as defined in Paragraph 4.a. below) consisting of the construction of a computer data center within the Ground Floor Premises (the "Data Center Construction"), provided that such construction by Tenant does not interfere with the performance by Landlord's contractor of the Ground Floor Demising Work. Any interference in the performance and/or completion by Landlord's contractor of the Ground Floor Demising Work caused by Tenant's performance of the Data Center Construction, or any other delay in the completion of the Ground Floor Demising Work caused by Tenant or its employees or agents, shall constitute a "Tenant Delay."

            4. Premises As-is: Ground Floor Demising Work; Initial Alterations; Alterations Allowance.

                a. Premises As-Is; Ground Floor Demising Work. Promptly following the delivery of the Premises to Tenant in their as-is condition, Landlord shall cause Landlord's designated contractor to construct the demising walls (using building standard materials) required to separate the Ground Floor Premises from the adjacent areas of the ground floor of the Building, such work being referred to in this Lease as the "Ground Floor Demising Work." Except for the Ground Floor Demising Work, the provisions in Paragraph 4.b. below regarding the Alterations Allowance (as defined therein) and as otherwise set forth herein, Tenant shall accept the Premises in their as-is condition and Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Premises or to otherwise prepare the Premises for Tenant's occupancy. Notwithstanding the foregoing, upon Landlord's delivery of the Premises to Tenant, (i) the Premises shall be in good, vacant and broom clean condition and
(ii) all base Building systems serving the Premises (excluding the Ground Floor Premises) shall be in good working order and condition, with such systems distributed throughout the Premises based on the configuration of the Premises at the time of delivery of the Premises to Tenant, it being acknowledged that changes to the distribution of the base Building systems required as a result of the Initial Alterations shall be performed by Tenant as a part of the Initial Alterations.

                The parties acknowledge that Tenant intends to make certain alterations and improvements (the "Initial Alterations") to the Premises on or after the Commencement Date of this Lease. The construction of the Initial Alterations shall be governed by Paragraph 9 below; provided, however, that, for the Initial Alterations only, the Alteration Operations Fee provided for in Paragraph 9.a. below shall not exceed three percent (3%) of the Alterations Allowance actually disbursed by Landlord for the design and construction of the Initial Alterations. The contractor selected by Tenant to construct the Initial Alterations is referred to hereinafter as "Tenant's Contractor."

                Tenant acknowledges and agrees that the Initial Alterations must include the installation by Tenant's Contractor of the equipment and installations required to bring electricity to the Ground Floor Premises from outside of the Building or to connect the Ground Floor Premises to the Building's electricity supply (whichever is applicable, as provided in Paragraph 17.h. below), including, without limitation, the installation of a meter to measure electricity consumed in the Ground Floor Premises so that Tenant can be billed directly by the utility company for the electricity consumed in the Ground Floor Premises. All such work shall be performed in accordance with Paragraph 9 below, including, without limitation, in accordance with plans reasonably approved by Landlord. Subject to Landlord's approval of the plans for such work and Tenant's compliance with the other applicable provisions of Paragraph 9 below, Landlord will permit Tenant, as a part of the Initial Alterations, to install electrical equipment which provides to the Ground Floor Premises 300 watts of electrical current per square foot of the Ground Floor Premises. Paragraph 17.c. below contains additional provisions regarding the installation by Tenant of certain non-standard electricity circuits in the Premises.

                In no event shall Tenant or Tenant's Contractor be given access to the Premises for purposes of constructing the Initial Alterations therein until Tenant has delivered to Landlord certificates for the insurance required in Paragraph 15.a. below and for the insurance required by Landlord (in accordance with Landlord's construction procedures for the Building) for Tenant's Contractor. If Landlord is prepared to deliver the Premises to Tenant with the Ground Floor Demising Work completed, but Tenant is not given access to the Premises for the purposes of constructing the Initial Alterations because the insurance conditions of the immediately preceding sentence have not been satisfied, then for purposes of Paragraphs 2.b. and 3.b. above, Landlord shall be deemed to have delivered the Premises to Tenant with the Ground Floor Demising Work completed on the date that Landlord was prepared to so deliver the Premises to Tenant with the Ground Floor Demising Work Completed, notwithstanding the fact that Tenant and Tenant's

Contractor are not permitted access for purposes of construction until the aforementioned insurance requirements are satisfied.

                b. Alterations Allowance. Notwithstanding anything to the contrary in Paragraph 9 of the Lease, Landlord shall provide Tenant with an allowance of up to Two Million Seven Hundred Seven Thousand Nine Hundred Twenty Dollars ($2,707,920.00)(the "Alterations Allowance") to be applied toward the cost of the Initial Alterations, of which not more than Three Hundred Twenty Eight Thousand Nine Hundred Twenty Dollars ($328,920.00) of the Alterations Allowance may be applied to the Initial Alterations in the Ground Floor Premises. Further, not more than One Hundred Sixty Seven Thousand Four Hundred Nine Dollars ($167,409.00) of the Alterations Allowance may be applied to Tenant's reasonable space planning, architectural and engineering costs for the design of the Initial Alterations. No portion of the Alterations Allowance may
(A) be applied to the cost of equipment, trade fixtures, moving expenses, furniture, signage, computer cabling or free rent, (B) be applied to any portion of the Premises which is then the subject of a sublease, or (C) be used to prepare any portion of the Premises for a proposed subtenant or assignee. Further, Tenant shall not be entitled to receive (and Landlord shall have no obligation to disburse) all or any portion of the Alterations Allowance if Tenant is in default under the Lease at the time Tenant requests such disbursement. Notwithstanding anything to the contrary in this Paragraph 4.b., the Alterations Allowance shall be available for disbursement pursuant to the terms hereof only during the period commencing on the Commencement Date and ending on December 1, 2005 (the "Allowance Availability Period"). Accordingly, if any portion of the Alterations Allowance has not been utilized (and Tenant has not submitted to Landlord invoices evidencing such costs) prior to expiration of the Allowance Availability Period, such unused portion shall be forfeited by Tenant.

                Landlord shall disburse the Alterations Allowance for the Initial Alterations directly to Tenant's Contractor, or subcontractors, or to Tenant as Landlord and Tenant may agree, in monthly installments. Landlord's disbursements shall be conditioned upon Landlord's receipt of (I) invoices of Tenant's Contractor furnished to Landlord by Tenant covering work actually performed, construction in place and materials actually delivered to the site (as may be applicable) describing in reasonable detail such work, construction and/or materials, (II) conditional lien waivers executed by Tenant's Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement, and (III) unconditional lien waivers executed by Tenant's Contractor and the persons and entities performing the work or supplying the materials covered by Landlord's previous disbursement for the work or materials covered by such previous disbursements (all such waivers to be in the form prescribed by California law). No payment will be made for materials or supplies not on site. Landlord may withhold the amount of any and all retention percentages provided for in original contracts or subcontracts until expiration of the applicable lien periods or receipt of unconditional lien waivers and full releases upon final payment (in the form prescribed by California law) from Tenant's Contractor, subcontractors or suppliers, as applicable.

                Tenant shall pay for all costs of the construction of the Initial Alterations in excess of the Alterations Allowance. Based on the estimated cost of the construction of the Initial Alterations (the "Estimated Costs"), the pro rata share of the Estimated Costs payable by Landlord and Tenant shall be determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of the construction of the Initial Alterations (including the applicable portion of the applicable fees) as the same is performed, in accordance with their respective Share of Costs for the construction. Tenant's payments shall be made directly to Tenant's Contractor or the subcontractors or suppliers involved and Tenant shall furnish to Landlord copies of receipted invoices for such payments (describing in reasonable detail the work, construction and/or materials applicable to the subject disbursement) and such waivers of lien rights as Landlord may reasonably require.

                Notwithstanding anything to the contrary above, at the time Landlord makes any disbursement of the Alterations Allowance for application to the Initial Alterations, Landlord shall retain from the Alterations Allowance, as a partial payment of the Alteration Operations Fee, a proportionate amount of the Alteration Operations Fee based upon Landlord's reasonable estimation of the amount required to be withheld from each disbursement in order to ensure that the entire Alteration Operations Fee is retained over the course of construction of the Initial Alterations on a prorata basis. At such time as the Alterations Allowance has been entirely disbursed, Tenant shall, within fifteen (15) days of written demand, pay to Landlord the remainder, if any, of the Alteration Operations Fee not yet paid to Landlord.

            5.  Monthly Rent.

                a. Commencing as of the Commencement Date, and continuing thereafter on or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the Monthly Rent specified in Paragraph 2 above. If Tenant's obligation to pay Monthly Rent hereunder commences on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, prior notice or demand, in immediately available funds of lawful money of the United States of America, or by good check as described below, to the lockbox location designated by Landlord, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, Tenant shall pay to Landlord together with Tenant's execution of this Lease an amount equal to the Monthly Rent payable for the first full calendar month of the Lease term after Tenant's obligation to pay Monthly Rent shall have commenced hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder.

                b. All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant's occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

                c. Any rent not paid by Tenant to Landlord within three (3) Business Days following written notice to Tenant that such sum is past due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law; except that Landlord shall only be required to give two (2) such notices in any calendar year, and after two (2) such notices are given any failure by Tenant in such calendar year to pay Monthly Rent, Additional Rent or any other amount due hereunder on the date due will subject Tenant to the default interest at the Interest Rate, without the requirement of notice from Landlord of such failure. Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall constitute an Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

                d. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies under this Lease or at law.

            6. Security Deposit. Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit specified in Paragraph 2.d. above as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease; provided, however, that the Security Deposit is not an advance rent deposit or an advance payment of any other kind, nor a measure of Landlord's damages upon Tenant's default. Landlord shall not be required to segregate the Security Deposit from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any Event of Default or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its covenants or obligations hereunder, it being understood that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease or at law. In such event and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall within five (5) Business Days of Landlord's written request deposit with Landlord an amount sufficient to return the Security Deposit to an amount equal to one hundred ten percent (110%) of the amount specified in Paragraph 2.d. as the same may have been increased by prior applications of this Paragraph 6 (provided that the first time Landlord applies all or part of the Security Deposit to Tenant's obligations, Tenant shall only be required to restore the Security Deposit to 100% of the amount specified in Paragraph 2.d.). Tenant's failure to make such payment to Landlord within five
(5) Business Days of Landlord's written notice shall constitute an Event of Default. Within thirty (30) days following the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord, after any deductions therefrom reasonably made by Landlord to cure any default of Tenant under this Lease; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its covenants and obligations hereunder. No holder of a Superior Interest (as defined in Paragraph 21 below), nor any purchaser at any judicial or private foreclosure sale of the Real Property or any portion thereof, shall be responsible to Tenant for the Security Deposit unless and only to the extent such holder or purchaser shall have actually received the same.

            7.  Additional Rent: Increases in Operating Expenses and Tax
Expenses.

                a. Operating Expenses. Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in the Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over the Operating Expenses incurred by Landlord during the Base Year. The amounts payable under this Paragraph 7.a. and Paragraph 7.b. below are termed "Additional Rent" herein. Additional Rent under this Paragraph 7.a. shall be separately calculated for the Ground Floor Premises and the 4th and 5th Floor Premises due to the fact that, as provided in the immediately following grammatical paragraph, certain of the Operating Expenses are not applicable to the Ground Floor Premises.

                The term "Operating Expenses" shall mean the total costs and expenses reasonably incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees;
(3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy (provided, however, that if the cost of any such insurance for the Base Year is greater than the cost of such insurance in subsequent year(s) of the Lease term due to unusual increases or fluctuations in the rate or scope of such insurance in the Base Year and such unusual increases or fluctuations are not present in the applicable subsequent year(s), Operating Expenses for the Base Year may be adjusted, for purposes of determining the Operating Expenses payable by Tenant in the applicable subsequent year(s), to reflect what the cost of such insurance would have been in the Base Year had the normal rates and scope of service applied); (5) water charges and sewer rents or fees; (6) license, permit and inspection fees other than as described in clause (viii) of the immediately following grammatical paragraph; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment;
(8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses; (10) costs of repairs to and maintenance of the Real Property, including Building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major Building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial (excluding, as to the Operating Expenses attributable to the Ground Floor Premises, janitorial services provided to premises leased to tenants), window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, HVAC (excluding, as to the Operating Expenses attributable to the Ground Floor Premises, fees and expenses for the HVAC system that services premises leased to tenants) and other building equipment and systems or as may otherwise be necessary or proper for the operation, repair or maintenance of the Real Property (provided, however, that if the cost of any such service for the Base Year is greater than the cost of such service in subsequent year(s) of the Lease term due to unusual increases or fluctuations in the rate or scope of such service in the Base Year and such unusual increases or fluctuations are not present in the applicable subsequent year(s), Operating Expenses for the Base Year may be adjusted, for purposes of determining the Operating Expenses payable by Tenant in the applicable subsequent year(s), to reflect what the cost of such service would have been in the Base Year had the normal rates and scope of service applied); (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property, properly allocated between the Real Property and any other properties for which the same are also used; (13) accounting, legal and other professional fees and expenses; (14) fees and expenses for painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property (excluding, as to the Operating Expenses attributable to the Ground Floor Premises, such services provided to premises leased to tenants) (provided, however, that if the cost of any energy related utility for the Base Year is greater than the cost of such utility in subsequent year(s) of the Lease term due to unusual increases or fluctuations in the rate for such utility in the Base Year and such unusual increases or fluctuations are not present in the applicable subsequent year(s), Operating Expenses for the Base Year may be adjusted, for purposes of determining the Operating Expenses payable by Tenant in the applicable subsequent year(s), to reflect what the cost of such utility would have been in the Base Year had normal rates applied); (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year in order to comply with any local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively, "Legal Requirement") with which the Real Property was not required to comply during the Base Year, or to comply with any amendment or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation during the Base Year; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses (provided, however, that, with regard to capital improvements or assets designed to reduce other Operating Expenses, the costs thereof may only be included in Operating Expenses if, at the time such costs were incurred, Landlord reasonably estimated (and upon Tenant's written request, Landlord shall deliver to Tenant a written statement and explanation of Landlord's estimation) that the annual saving in Operating Expenses that would result from such expenditure would be equal to or exceed the annual amortized amount of the cost to be included in Operating Expenses pursuant to this Paragraph 7.a.); (18) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); provided, however, that leasing or rental costs of a rotating or other art program for the common areas of the Building or the Real Property shall be included in Operating Expenses; and (19) Building office (excluding any portion of such office that is used exclusively for leasing purposes) rent or rental value, not to exceed fair market rent or rental value for more than 3,000 rentable square feet of space. If the Real Property becomes subject to any covenants, conditions or restrictions, reciprocal easement agreement, common area declaration or similar agreement, the foregoing common area expenses shall include all fees, costs or other expenses allocated to the Real Property under such agreement. With respect to the costs of items included in Operating Expenses under (16) and (17), such costs shall be amortized over a reasonable period, as determined by Landlord in accordance with generally accepted property management practices, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the six-month United States Treasury bill rate in effect at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.

                Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein; (ii) debt service;
(iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses (as defined in Paragraph 7.b. below); (vi) attorneys' and other professionals' fees and expenses incurred in connection with lease enforcement, lease disputes or lease negotiations with prospective, former or current Building tenants or in connection with the defense of Landlord's title or interest in the Real Property or Landlord's sale, purchase or financing thereof; (vii) the cost (including any amortization thereof) of any improvements, alterations or equipment which would be properly classified as capital expenditures according to generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to this Paragraph 7.a.); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants (including architectural and engineering fees, and license, permit and inspection fees, in connection therewith) and the cost of tenant concessions granted by Landlord in connection with leasing space in the Building (such as free rent, lease takeover payments and improvement allowances); (ix) wages, salaries, benefits or other similar compensation paid to executive employees of Landlord or Landlord's agents above the rank of regional property manager or the cost of labor and employees with respect to personnel not located at the Building on a full-time basis unless such costs are appropriately allocated between the Building and the other responsibilities of such personnel; (x) advertising and other promotional expenses; (xi) real estate broker's or other leasing commissions; (xii) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease or contract relating to the Building except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xiii) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (except equipment that is not affixed to the Building and is used in providing janitorial services, and except to the extent such costs would otherwise be includable pursuant to items (16) and (17) as set forth in the immediately preceding paragraph); (xiv) the cost of any Hazardous Materials (as defined in Paragraph 8.c.) abatement or removal activities; provided, however, that Operating Expenses may include the costs attributable to those actions taken by Landlord to comply with any Legal Requirements in connection with the ordinary operation and maintenance of the Building, including costs incurred in removing limited amounts of Hazardous

Materials from the Building when such removal is directly related to such ordinary maintenance and operation; (xv) any expense to the extent Landlord is entitled to be reimbursed by a tenant or other party (other than through a provision similar to the first paragraph of this Paragraph 7.a.); (xvi) fines, penalties and other costs incurred due to a violation by Landlord of any Legal Requirements where Landlord shall have failed to cure such violation after written notice thereof and where compliance with such law is Landlord's obligation pursuant to this Lease, except to the extent such fines or penalties would have been incurred by Landlord absent such violation; (xvii) all direct costs of refinancing, selling, exchanging or otherwise transferring ownership of the Building or the Real Property or any interest therein or portion thereof, including broker commissions, attorneys' fees and closing costs, but expressly excluding any increases in Tax Expenses; (xviii) charitable and political contributions; (xix) reserves for bad debts, rent loss, capital items or future Operating Expenses (other than payments pursuant to Paragraph 7.e. or similar provisions in other tenants' leases, which payments shall not be deemed reserves); (xx) costs of compliance with applicable building codes to the extent the Building does not comply with such building codes as of the expiration of the Base Year and such compliance is required as of the expiration of the Base Year; (xxi) costs of compliance with the Americans with Disabilities Act as currently in effect and interpreted, to the extent the Building does not comply therewith as of the expiration of the Base Year and such compliance is required as of the expiration of the Base Year; (xxii) costs of major Building signage which identifies a tenant other than Tenant; (xxiii) third party claims paid by Landlord for personal injury or property damage which result from the gross negligence or willful misconduct of Landlord or its agents, including costs of Landlord's defense thereof, except that the foregoing shall not relieve Tenant of responsibility for claims (and the defense costs thereof) for which Tenant is responsible pursuant to Paragraph 14 or any other provision of this Lease;
(xxiv) electric power costs or costs for other utilities for which any tenant (including Tenant) directly contracts with a public service company, or any costs (including surcharges) for electricity, water, heat, air conditioning or other utilities provided by Landlord to any tenant free of charge in excess of the costs for utilities offered by Landlord to Tenant free of charge or (xxv) if Landlord did not carry a particular type of insurance (or a policy similar thereto) during the Base Year, notwithstanding the fact that such insurance was typically carried by operators of first class office buildings in downtown Oakland during the Base Year, and Landlord obtains such insurance ("New Insurance") subsequent to the Base Year, then the initial annual premium for the New Insurance shall not be included in Operating Expenses, and Operating Expenses in any given year subsequent to the first calendar year in which Landlord obtains the New Insurance shall include only the increases in the annual premium over the annual premium paid for the New Insurance for the first calendar year after the Base Year in which Landlord carries the New Insurance.

                b. Tax Expenses. Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, Tenant's Share, as specified in Paragraph 2.e. above, of any increase in Tax Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Tax Year specified in Paragraph 2.f. above, over Tax Expenses incurred by Landlord during the Base Tax Year. Notwithstanding the foregoing, if, during the Base Tax Year, less than one hundred percent (100%) of the base building improvements were completed and/or less than ninety percent (90%) of the initial tenant improvements for the Building were completed, then the Tax Expenses for the Base Tax Year shall be adjusted to be what they would have been if the Real Property and the Building had been assessed for the Base Tax Year with one hundred percent (100%) of the base building improvements completed and ninety percent (90%) of the initial tenant improvements completed. Notwithstanding the foregoing, if any reassessment, reduction or recalculation of any item included in Tax Expenses during the term results in a reduction of Tax Expenses for the Base Tax Year, then for purposes of calculating Tenant's Share of increases in Tax Expenses from and after the Base Tax Year, Tax Expenses for the Base Tax Year shall be adjusted to reflect such reduction and shall be the actual amount of the Tax Expenses for the Base Tax Year, after application of such reduction. Further, if a particular Tax Expense may be legally paid in installments over time without fine, added interest or penalty, then, for purposes of applying this Paragraph 7.b., Landlord shall be deemed to have paid such Tax Expense in the maximum number of installments over the longest term so allowed.

            The term "Tax Expenses" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on Landlord with respect to the Real Property, on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City of Oakland, the County of Alameda, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Tax Expense. Tax Expenses shall include reasonable attorneys' and professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses, but shall exclude all penalties, fines, interest and late charges for failure to timely pay Tax Expenses, except for any failure caused by Tenant's failure to timely pay its share of Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

            Tax Expenses shall not include taxes imposed on land and improvements other than the Realty Property, income, franchise, transfer, inheritance, gift, estate or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a Tax Expense.

                c. Adjustment for Occupancy Factor. Notwithstanding any other provision herein to the contrary, in the event the Building is not fully occupied during any calendar year during the term after the Base Year, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year. In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease. Notwithstanding anything to the contrary herein, Landlord shall (i) not make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) not collect Operating Expenses with respect to any calendar year from Tenant and the other tenants/occupants in the Building in an amount which, when added to the amounts paid by Landlord for Operating Expenses in the respective Base Years hereunder and under the leases of such other tenants/occupants, exceeds the amount actually incurred by Landlord for Operating Expenses with respect to the applicable calendar year.

                d. Intention Regarding Expense Pass-Through. It is the intention of Landlord and Tenant that, except as may be expressly provided herein, the Monthly Rent paid to Landlord throughout the term of this Lease shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses for the Base Tax Year and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide.

                e. Notice and Payment. On or before the first day of each calendar year during the term hereof, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's estimate of the Additional Rent, if any, payable by Tenant pursuant to Paragraphs 7.a. and 7.b. for such calendar year. On or before the first day of each month during each such calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent; provided, however, that if Landlord's notice is not given at least thirty (30) days prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year's estimate until the first month which commences at least thirty (30) days after Landlord's notice is given. If at any time it appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord's estimate by more than five percent (5%), Landlord may, by thirty (30) days' prior written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon the revised estimate. On the first monthly payment date at least thirty (30) days after any new estimate is delivered to Tenant, Tenant shall also pay any accrued cost increases, based on such new estimate.

                f. Annual Accounting. Landlord shall maintain true, correct and complete records of the Operating Expenses and Tax Expenses in accordance with generally accepted accounting principles, consistently applied. Within one hundred twenty (120) days after the close of each calendar year, or as soon after such one hundred twenty (120) day period as practicable, but in any event within one hundred eighty (180) days after the close of each calendar year, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year. The statement shall be based on the results of an audit of the operations of the Building prepared for the applicable year by a nationally recognized certified public accounting firm selected by Landlord and shall be accompanied by a copy of the auditor's statement on which Landlord's annual statement is based. Upon Tenant's request made no later than thirty (30) days after Tenant's receipt of Landlord's annual statement, Landlord shall promptly deliver to Tenant such other information regarding the annual statement as may be reasonably required by Tenant to ascertain Landlord's compliance with this Paragraph 7. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above exceeded Tenant's obligations for the calendar year, Landlord shall credit the excess to the next succeeding installments of estimated Additional Rent, or if no further installment of estimated Additional Rent is due from Tenant, reimburse the excess directly to Tenant. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

            Landlord's annual statement shall be final and binding upon Landlord and Tenant unless Tenant shall contest in writing to Landlord any item therein, or Landlord shall advise Tenant in writing of any correction thereto (whether due to a reassessment or otherwise), within six (6) months after Tenant's receipt of the annual statement, which writing shall specify each item contested or corrected (as applicable) and the reason therefor. If Tenant has received a written correction from Landlord pursuant to the immediately preceding sentence, then Tenant shall have until the later of sixty (60) days from receipt of such written correction or the expiration of the six (6) month period provided for in the immediately preceding sentence, to contest such writing by written notice to Landlord, and, if no such written notice is given within the applicable period, the correction notice shall be binding on the parties. Notwithstanding the foregoing, the Tax Expenses included in any annual statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses. If Tenant timely delivers a written notice to Landlord contesting an annual statement or written correction, Landlord and Tenant shall endeavor in good faith to resolve the issues raised by Tenant's contest notice. Paragraph 7.g. below provides Tenant with specific audit rights in connection with Tenant's contest of the annual statement.

                g. Audit Rights. If Tenant timely exercised its right to contest an annual statement under the second grammatical paragraph of Paragraph 7.f. above, Tenant shall have the right to cause a nationally recognized independent certified public accountant designated by Tenant, to be paid on an hourly and not a contingent fee basis, to audit the items questioned by Tenant in its original notice contesting the annual statement, provided that Tenant (i) notifies Landlord in writing of Tenant's intention to exercise such audit right within thirty (30) days following the expiration of the time period provided for in the second grammatical paragraph of Paragraph 7.f. above for Tenant to contest the annual statement, (ii) actually begins such audit within thirty (30) days after the notice from Tenant to Landlord advising Landlord that Tenant will require an audit (provided that such 30-day period within which the audit must be commenced shall be extended by the length of any delay in the commencement of the audit that is caused by Landlord) and (iii) diligently pursues such audit to completion as quickly as reasonably possible. Landlord agrees to make available to Tenant's auditors, at Landlord's office in San Francisco and/or at Landlord's office in the Building (at Landlord's sole option), the books and records relevant to the audit for review and copying, but such books and records may not be removed from Landlord's offices. Tenant shall bear all costs of such audit, including Landlord's actual copying costs and personnel costs, if any incurred in connection with such audit (provided that, prior to incurring any personnel costs in connection with any such audit, Landlord shall advise Tenant of Landlord's anticipated personnel costs so that Tenant may, at Tenant's option, modify Tenant's activities with regard to such audit in order to preclude the need for Landlord to incur such personnel costs), except that, if the audit (as conducted and certified by the auditor) shows an aggregate overstatement of Operating Expenses of five (5%) or more, and Landlord's auditors concur in such findings (or, in the absence of such concurrence, such overstatement is confirmed by a court of competent jurisdiction or such other dispute resolution mechanism as to which the parties mutually agree in writing), then Landlord shall bear all costs of the audit. If the agreed or confirmed audit shows an underpayment of Operating Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Operating Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit is agreed to or confirmed.

            Notwithstanding anything to the contrary set forth above, Tenant's audit rights under this Paragraph 7.g. shall be conditioned upon (i) Tenant having paid the total amounts billed by Landlord under this Paragraph 7 within the time stipulated in Paragraph 7.e. for payment (including, without limitation, the contested amounts) and (ii) Tenant executing, prior to the commencement of the audit, a confidentiality agreement in form and substance reasonably satisfactory to Landlord in which Tenant shall agree to keep confidential, and not disclose to any other party, the results of any such audit or any action taken by Landlord in response thereto.

                h. Proration for Partial Lease Year. If this Lease commences on a day other than the first day of a calendar year or terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to such partial calendar year shall be prorated on the basis that the number of days of such partial calendar year bears to three hundred sixty (360).

            8.  Use of Premises; Compliance with Law.

                a. Use of Premises. The Premises may be used solely for general office purposes for the initially contemplated use by Tenant described in Paragraph 2.g. above (provided that the Ground Floor Premises may also be used as a computer data center) or for any other general office use consistent with the operation of the Building as a first-class office building provided in no event may the use of the Premises be changed to (1) a use which materially increases (a) the operating costs for the Building, (b) the burden on the Building services, or (c) the foot traffic, elevator usage or security concerns in the Building, or which creates an increased probability of the comfort and/or safety of the Landlord or other tenants of the Building being compromised or reduced, or (2) use as a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (except that the Ground Floor Premises may be used for a computer data center or for retail purposes appropriate for a first class office/retail project and appropriate for the Ground Floor Premises based on the then tenant mix in the retail areas of the Building, as reasonably determined by Landlord), a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority which is inconsistent with the first-class character of the Building, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight), or (3) a use which may conflict with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Real Property.

            Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord's agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of or affect any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord within thirty (30) days after demand the amount of such increase. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Landlord may from time to time conduct fire and life safety training for tenants of the Building, including evacuation drills and similar procedures. Tenant agrees to participate in such activities as reasonably requested by Landlord.

            Tenant acknowledges that many of the functions necessary to operate the Building are performed by union personnel. Tenant shall immediately terminate the engagement or employment of the person, entity or contractor whose presence causes a labor or other disturbance at the Building and either engage or employ a replacement person, entity or contractor whose presence will not cause such a disturbance or terminate the relevant work. Landlord will advise Tenant, upon request, as to whether a given person, entity or contractor, in Landlord's reasonable judgment, is likely to cause a labor or other disturbance.

                b. Compliance with Law. Tenant shall not do or permit anything to be done in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7.a.(16) above) now in force or which may hereafter be enacted. Except as set forth in this Lease, Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises, and shall perform all work to the Premises or other portions of the Real Property required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any changes to the Base Building (as defined below) unless such changes are related to or affected or triggered by
(i) Tenant's Alterations (as defined in Paragraph 9 below), including, without limitation, the Initial Alterations, (ii) Tenant's particular use of the Premises (as opposed to Tenant's use of the Premises for general office purposes in a normal and customary manner), or (iii) Tenant's particular employees

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or employment practices. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement. "Base Building" means the structural portions of the Building and the garage (including exterior walls, roof, foundation, floor slabs and core of the Building and the garage), all Building systems, including, without limitation, elevator, plumbing, air conditioning, heating, electrical, security, life safety and power, except those special or supplemental systems (including equipment used in connection therewith) and non-Building standard lighting and electrical wiring installed specifically for Tenant or any other tenants and the portion of any other Building system within the Premises or any other specific tenant space the maintenance, repair or compliance of which is the responsibility of Tenant or such tenant, respectively.

                c. Hazardous Materials. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use (i) diesel fuel in connection with its use of the Generator in accordance with Paragraph 55 below, (ii) chemically-based fire prevention systems or electrical static discharge wax in the computer data center and (iii) normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Real Property to be contaminated by any Hazardous Materials or in violation of any Hazardous Materials Laws. Tenant shall immediately advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Real Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent, Tenant shall not take any remedial action (other than as necessitated by an emergency, in which case Tenant shall give Landlord verbal notice as soon as possible under the circumstances so that Landlord can participate in the remedial action, if possible under the circumstances, with written notice from Tenant to Landlord to follow within one (1) Business Day of the remedial action, describing the emergency and the action taken) or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant's and Landlord's obligations under this Paragraph 8 shall survive the expiration or other termination of this Lease. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

            d. Landlord's representations and Warranties. Landlord represents and warrants to Tenant as follows:

                (i) To the best of Landlord's knowledge (which, for purposes hereof, shall be limited to the actual knowledge of Shorenstein Realty Services, L.P., a California limited partnership, the manager of Landlord ("Manager"), and Manager's officers and employees, and to no constituent owners of Landlord), the Real Property is in compliance with and, as of the date Landlord delivers the Premises to Tenant, will be in compliance with all Hazardous Materials Laws;

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

                (ii) Throughout the term of this Lease Landlord shall comply with all Hazardous Materials laws applicable to the operation of the Real Property; provided, however, that (a) the foregoing shall not be deemed to discharge Tenant from its obligations set forth in this Paragraph 8 or elsewhere in this Lease, and (b) in no event shall the foregoing prohibit Landlord from including in Operating Expenses any costs relating to such compliance that would otherwise be included in Operating Expenses under Paragraph 7.a. above; and

                (iii) The Base Building presently complies, and will comply, as of the date Landlord delivers the Premises to Tenant, with all Legal Requirements applicable to the Base Building when constructed and the Base Building and the balance of the Real Property complies and will comply throughout the term of this Lease with all Legal Requirements that must be complied with in order for Tenant to use the Premises for the purposes permitted hereunder in a normal and customary manner, except to the extent of any non-compliance which is caused or triggered by any of the matters set forth in clauses (i) through (iii) of Paragraph 8.b. above or which is Tenant's responsibility pursuant to Paragraph 8.e. or any other provisions of this Lease; provided, that, in no event shall the foregoing prohibit Landlord from including in Operating Expenses any cost relating to such compliance that would otherwise be included in Operating Expenses under Paragraph 7.a. above.

                In the event any of the representations or warranties in (i) through (iii) above are determined to have been inaccurate when made or Landlord violates any of such ongoing representations or warranties, promptly following Landlord's actual knowledge of such inaccuracy or violation, Landlord shall commence and pursue diligently until completion all work required to correct the inaccuracy or violation and, so long as Landlord proceeds in such manner, Tenant may not terminate this Lease as a result of such violation of the representation or warranty; provided, however, that Landlord shall defend, indemnify, and hold Tenant, its agents, and employees harmless from and against any and all Claims to the extent arising from such inaccuracy or violation of the subject representation or warranty.

                e. Tenant's Acknowledgment. Tenant acknowledges that, except for the base Building systems required to be delivered by Landlord to Tenant in good and working order and condition pursuant to Paragraph 4.a. above and the Ground Floor Demising Work, Tenant shall be responsible for all work required to cause the Premises to initially comply and continue to comply throughout the term hereof with all applicable Legal Requirements, including, without limitation, the Americans with Disabilities Act.

                f. Applicability of Paragraph. The provisions of this Paragraph 8 are for the benefit of Landlord, Tenant, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any other tenant or occupant of the Building.

            9.  Alterations and Restoration.

                a. Tenant shall not make or permit to be made any alterations, modifications, additions, decorations or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, "Alterations"), except as expressly provided in this Paragraph 9. If Tenant desires any Alteration, except for Cosmetic Alterations as described in the immediately following grammatical paragraph, Tenant must obtain Landlord's prior written approval of such Alteration, which approval shall not be unreasonably withheld, conditioned or delayed.

            Notwithstanding the foregoing or anything to the contrary contained elsewhere in this Paragraph 9, Tenant shall have the right, without Landlord's consent, to make any Alteration to the Premises that meets all of the following criteria (a "Cosmetic Alteration"): (a) the Alteration is decorative in nature (such as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) Tenant provides Landlord with five (5) days' advance written notice of the commencement of such Alteration, (c) such Alteration does not affect the Building's electrical, mechanical, life safety, plumbing, security, or HVAC systems or any structural portion of the Building or any part of the Building other than the Premises, (d) the work will not decrease the value of the Premises, does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workman like manner and in accordance with all applicable Legal Requirements and (e) the work does not involve opening the ceiling of the Premises. At the time Tenant notifies Landlord of any Cosmetic Alteration, Tenant shall give Landlord a copy of Tenant's plans for the work. If the Cosmetic Alteration is of such a nature that formal plans will not be prepared for the work, Tenant shall provide Landlord with a reasonably specific description of the work.

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

            All Alterations shall be made at Tenant's sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding asbestos, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). Tenant shall either (i) arrange for Landlord to perform the work on terms and conditions acceptable to Landlord and Tenant, each in its sole discretion or (ii) bid the project out to contractors approved by Landlord in writing in advance (which approval shall not be unreasonably withheld). Tenant shall provide Landlord with a copy of the information submitted to bidders at such time as the bidders receive their copy. Regardless of the contractors who perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount (the "Alteration Operations Fee") equal to three percent (3%) of the total cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord's internal review of Tenant's Plans and general oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant's obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Lease); provided, however, that the Alteration Operations Fee shall be inapplicable to Cosmetic Alterations. Tenant shall also reimburse Landlord for Landlord's actual expenses such as electrical energy consumed in connection with the work, freight elevator operation, additional cleaning expenses, additional security services, and any third party costs (including costs of retaining third party architects or engineers) reasonably incurred by Landlord as result of the work.

            All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications reasonably approved by Landlord, and shall comply with all Legal Requirements and Landlord's reasonable construction standards, procedures, conditions and requirements for the Building as in effect from time to time (including Landlord's reasonable requirements relating to insurance and contractor qualifications). Any person, entity or contractor employed to perform work in the Premises shall be subject to the provisions of the third grammatical paragraph of Paragraph 8.a. above (without limitation of any other applicable provisions of this Lease). Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, moveable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord. In no event shall the foregoing be deemed to prevent Tenant from removing any of Tenant's furniture, trade fixtures, equipment or other personal property from the Premises during the Lease term or at the expiration of the Lease term and Tenant agrees that Tenant shall repair, at Tenant's sole cost, any damage to the Premises caused by such removal. Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of non-responsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

                b. At Landlord's sole election any or all Alterations made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted; provided, however, that if so requested by Tenant in writing (which writing shall expressly refer to this Paragraph 9.b.) at the time Tenant requests approval for an Alteration (or, with respect to Cosmetic Alterations, at the time Tenant gives Landlord notice of such Cosmetic Alterations), Landlord shall advise Tenant at the time of Landlord's approval of such Alteration (or following Landlord's receipt of Tenant's notice to Landlord with respect to Cosmetic Alterations) as to whether Landlord will waive the requirement that such Alteration be removed by Tenant from the Premises. The removal of the Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord, in which event Tenant shall pay the general contractor's fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.

            10. Repair.

                a. Subject to Paragraph 10.b. below and Landlord's obligations under Paragraphs 3, 4 and 8.b. above, by taking possession of the Premises, Tenant agrees that the Premises are in good condition and repair. Tenant, at Tenant's sole cost and expense, shall keep the Premises and every part thereof in good condition and repair; provided that Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, or (ii) Landlord's obligation pursuant to Paragraph 10.b. below. Tenant waives all rights to make repairs at the expense of Landlord as

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

provided by any Legal Requirement now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Legal Requirement now or hereafter in effect.

                b. Repairs to the Premises necessitated because of fire, earthquake, act of God or the elements shall be governed by Paragraph 26 below. Landlord shall repair the Premises if they are damaged due to item (i) described in Paragraph 10.a. above. Further, Landlord shall repair and maintain in good condition and repair the Base Building (as defined in the last sentence of Paragraph 8.b. above); provided, however, that to the extent repairs which Landlord is required to make pursuant to the above are necessitated by the negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors, or are due to Alterations performed by or for Tenant, then Tenant shall reimburse Landlord for the cost of such repair within thirty (30) days after Landlord's demand (accompanied by invoices or other reasonable documentation supporting such costs) to the extent Landlord is not reimbursed therefor by insurance. Landlord shall in no event be obligated to repair any ordinary wear and tear to the Premises. Landlord shall repair and maintain the Real Property in accordance with the foregoing provisions to the standards of other first-class high-rise office buildings in downtown Oakland (including buildings not owned or managed by Landlord or any affiliate thereof), and shall perform all such repairs and maintenance with reasonable diligence (taking into account the nature and urgency of the work) after receiving notice or otherwise obtaining actual knowledge of the need for the same.

            11. Abandonment. Tenant shall not abandon the Premises or any part thereof at any time during the term hereof. Tenant's mere vacating of the Premises during the term hereof shall not constitute an abandonment under this Lease nor an Event of Default so long as Tenant continues to pay Monthly Rent, Additional Rent and all other sums due Landlord under this Lease and maintains the insurance coverage required pursuant to Paragraph 15 of this Lease. Upon the expiration or earlier termination of this Lease, or if Tenant abandons or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Premises and the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 above. For purposes of this Paragraph 11 and Paragraph 25 below, "abandon" is used within the meaning of California Civil Code Section 1951.2.

            12. Liens. Tenant shall not permit any mechanic's, materialman's or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant's interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and Tenant does not remove the same (by payment, bonding or otherwise) within fifteen (15) days following the earlier of Tenant's actual knowledge thereof or Landlord's written notice to Tenant thereof, Landlord may, in addition to any other remedies available to Landlord, upon five (5) further Business Days' written notice to Tenant, without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and hold Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanics', materialmen's or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant, except to the extent such claims relate to construction performed by Landlord or its agents, unless Tenant was required to pay for all or part of such work and failed to timely do so.

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

            13. Assignment and Subletting.

                a. Landlord's Consent. Landlord's and Tenant's agreement with regard to Tenant's right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon Landlord's prior written consent or as otherwise expressly set forth herein, which consent shall not (subject to Landlord's rights under Paragraph 13.d. below) be unreasonably withheld, conditioned or delayed, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively, an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Any assignment or subletting without Landlord's prior written consent shall, at Landlord's option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

            The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the assignment or subletting would materially increase the operating costs for the Building or the burden on the Building services, or generate material additional foot traffic, elevator usage or security concerns in the Building, or create a materially increased probability of the comfort and/or safety of Landlord and other tenants in the Building being compromised or reduced, (ii) the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (except as to the Ground Floor Premises, for which retail use is permitted pursuant to the limitations set forth in Paragraph 8.a. above), a personnel or employment agency, an office or facility of any governmental or quasi-governmental agency or authority, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight);
(iii) the proposed assignee or subtenant is a current tenant of the Building or of any of the buildings located in Oakland, California and known as 1111 Broadway Street, 1300 Clay Street, 505 14th Street, 500 12th Street, 499 14th Street ort 501 14th Street, and the landlord of the building in which that current tenant is located has adequate available space in its building to meet that current tenant's expansion requirement; (iv) Landlord reasonably disapproves of the proposed assignee's or subtenant's reputation or creditworthiness; (v) Landlord reasonably determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (vi) the proposed assignee or subtenant is an entity or related to an entity (a) with whom Landlord or any affiliate of Landlord has been engaged in litigation, or who has asserted a legal claim against Landlord or any affiliate of Landlord, or against whom Landlord or any affiliate of Landlord has asserted a legal claim or
(b) to whom Landlord or any affiliate of Landlord has previously leased space (or is an entity or related to an entity that has been a subtenant in a Building owned by Landlord or an affiliate of Landlord) and such entity (or related entity) has been in default of any of its obligations under the applicable lease or sublease; (vii) the assignment or subletting may conflict with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement, covenant, condition or restriction, or other agreement affecting the Real Property; (viii) the assignment or subletting would involve a change in use from that expressly permitted under this Lease; or (ix) Landlord reasonably determines that the proposed assignee may be unable to perform all of Tenant's obligations under this Lease or, in the case of a proposed sublease for more than 5,000 rentable square feet of space, the proposed subtenant may be unable to perform all of its obligations under the proposed sublease. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

            For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee;
(ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity; or (v) the agreement by a third party to assume, take over, or reimburse Tenant for, any or all of Tenant's obligations under this Lease, in order to induce Tenant to lease space with such third party. "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise). Paragraph 13.g. below contains provisions regarding an assignment or sublease to an Affiliate of Tenant, which paragraph may apply to certain of the transfer events that are deemed by this grammatical paragraph to constitute an assignment or subletting of this Lease.

            If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder.

            The consent by Landlord to an assignment or subletting hereunder shall not relieve Tenant or any assignee or subtenant from the requirement of obtaining Landlord's express prior written consent to any other or further assignment or subletting. In no event shall any subtenant be permitted to assign its sublease or to further sublet all or any portion of its subleased premises without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's obligations under this Lease. If Landlord approves of an assignment or subletting hereunder and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the subtenant or assignee (other than to an assignee of this Lease that is an Affiliate of the original Tenant, as defined in Paragraph 13.g. below), it being agreed by the parties hereto that any such rights and options are personal to the Tenant originally named herein and Affiliates thereof to whom Tenant has assigned the Lease, and may not otherwise be transferred.

                b. Processing Expenses. Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of One Thousand Dollars ($1,000.00) for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy, provided that, within thirty (30) days after Landlord has completed processing Tenant's request, Landlord shall reimburse Tenant any amount by which Tenant's payment of Landlord's estimate exceeds Landlord's actual costs and expenses.

                c. Consideration to Landlord. In the event of any assignment or sublease (excluding an assignment or sublease to an Affiliate) Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraph 5 above and Additional Rent under Paragraph 7 above attributable to the sublet space for the corresponding month; except that Tenant may recapture, on an amortized basis over the term of the sublease or assignment
(i) any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), (ii) Tenant's reasonable advertising and marketing expenses paid in connection with the assignment or subletting, (iii) any improvement allowance or construction costs incurred by Tenant, or other out-of-pocket concessions made by Tenant, in connection with the assignment or sublease and (iv) Tenant's reasonable attorneys fees incurred in connection with the assignment or sublease, plus the fees paid by Tenant under Paragraph 13.b. above (collectively the "Assignment or Subletting Costs"), provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within ninety (90) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration (i) the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space and (ii) the incremental amount, on an amortized basis, of the Assignment or Subletting Costs, and fifty percent (50%) of the then remaining sum shall be paid promptly to Landlord. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 13.c. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

                d. Procedures. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises, Tenant shall give Landlord written notice thereof and the terms proposed (the "Sublease Notice"), which Sublease Notice shall be accompanied by Tenant's proposed assignment or sublease agreement (in which the proposed assignee or subtenant shall be named, shall be executed by Tenant and the proposed assignee or subtenant, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed assignee or subtenant and any other information reasonably requested by Landlord. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within ten (10) Business Days after receipt of Tenant's notice) (i) in the case of any proposed sublet, to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, but at the lesser of the proposed sublease rent or the same rent (including Additional Rent as provided for in Paragraph 7 above) as Tenant is required to pay to Landlord under this Lease for the same space, computed on a pro rata square footage basis; (ii) in the event of an assignment of the Lease, to terminate this Lease in its entirety, and in the event of a sublease that will result in more than fifty percent (50%) of the Premises being covered by one or more subleases or a sublease that will expire during the final twelve (12) months of the Lease term (as the same may have been extended), to terminate the Lease as it pertains to the portion of the Premises so proposed by Tenant to be sublet or (iii) to approve or reasonably disapprove the proposed assignment or sublease. If Landlord exercises its option in (i) above, then Landlord may, at Landlord's sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of the sublease (and in no event shall Tenant have any removal or restoration obligation with respect to any improvements constructed in the subject space by Landlord). If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein. If Landlord exercises any option to sublet or to terminate, any costs of demising the portion of the Premises affected by such subleasing or termination shall be borne by Landlord. In addition, Landlord shall have no liability for any real estate brokerage commission(s) or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed assignment or subletting (without limiting Tenant's right as set forth above to recover the same as Assignment or Subletting Costs), and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions, arising from such proposed assignment or subletting. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

                e. Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that
(i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without Landlord's prior written consent (which, in the case of a further assignment or sublease proposed by an assignee of this Lease, shall not be unreasonably withheld, subject to Landlord's rights under the provisions of this Paragraph 13, and in the case of a subtenant's assignment of its sublease or further subletting of its subleased premises or any portion thereof, may be withheld in Landlord's sole and absolute discretion), (ii) the assignee or subtenant will comply with all of the provisions of this Lease (to the extent applicable, in the case of a sublease), and Landlord may enforce the Lease (to the extent applicable, in the case of a sublease) provisions directly against such assignee or subtenant,
(iii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and
(iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's reasonable consent to assignment or consent to sublease form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises or any portion thereof unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

                f. No Merger. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

                g. Affiliates. Notwithstanding anything to the contrary in Paragraphs 13.a. and 13.d., but subject to Paragraphs 13.e. and 13.f., Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant or Tenant's parent (control being defined for such purposes as ownership of at least 50% of the equity interests in, or the power to direct the management of, the relevant entity) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant's parent, or to any person or entity which acquires substantially all the assets of Tenant as a going concern (including, without limitation, a purchase of a controlling equity interest in Tenant or Tenant's parent)(collectively, an "Affiliate"), provided that, (i) Landlord receives at least ten (10) days prior written notice of an assignment or subletting (provided, however, if the nature of the transaction that constitutes an assignment to an Affiliate of Tenant is such that prior written notice of the transaction cannot reasonably be provided to Landlord, then Tenant shall provide Landlord with written notice of the assignment not later than five
(5) days after the effective date of the assignment), (ii) in the event of an assignment of the Lease to an Affiliate, the Affiliate's net worth is not less than the Tenant's net worth as of the date of the assignment and, in the event of a sublease to an Affiliate, the Affiliate's net worth satisfies Landlord's then financial criteria for new tenants leasing space within the Building that is of the size of the space being sublet, provided that Tenant may not structure a series of subleases to a particular Affiliate pursuant to which the Affiliate subleases substantially all of the Premises in an effort to prevent the transaction from being deemed an assignment of the Lease for purposes of this item (ii), (iii) the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignment and subletting contained herein, (iv) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate (unless the assignment resulted from a purchase or transfer of equity interests so that the named Tenant hereunder is not changed by such assignment), (v) in the event of an assignment to an Affiliate, the Affiliate assumes in writing all of Tenant's obligations under this Lease (unless the assignment resulted from a purchase or transfer of equity interests so that the named Tenant hereunder is not changed by such assignment), and (vi) in the event of a sublease to an Affiliate, Tenant delivers to Landlord a fully executed counterpart of Landlord's reasonable waiver and acknowledgment form for Affiliates containing waivers and acknowledgements consistent with the waivers and acknowledgements given by Tenant to Landlord under this Lease. The provisions of Paragraph 13.b. above shall apply to a sublease or assignment to an Affiliate, except that the Processing Costs shall be limited to Landlord's reasonable attorneys' and other professional fees. The provisions of Paragraph 13.c. shall be inapplicable to an assignment or sublease to an Affiliate of the Tenant originally named herein.

            If Tenant does not, within ten (10) business days after Landlord's written request, provide Landlord with all instruments and information required hereunder which are reasonably required to document that the proposed assignment or sublease is a transfer to an Affiliate not requiring Landlord's consent hereunder, then Landlord may, at Landlord's election made by written notice to Tenant, treat the transfer or notice of the assignment or sublease as a notice of intent to assign or sublet to a non-Affiliate, and all of Landlord's rights hereunder with respect to a proposed assignment or sublease to a non-Affiliate shall thereupon apply as if such request had been made on the date of Landlord's election.

            14. Indemnification of Landlord.

                a. Except as otherwise expressly provided in this Lease (including, without limitation, where Landlord shall expressly indemnify Tenant under this Lease), Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Real Property from any cause whatsoever,

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

including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Real Property, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Real Property, or acts of other tenants of the Building; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage to the extent resulting from Landlord's gross negligence or willful misconduct. Tenant acknowledges that from time to time throughout the term of this Lease, construction work may be performed in and about the Building and the Real Property by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant's business. In addition to and without limiting the foregoing waiver or any other provision of this Lease, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord and the other Indemnitees (as defined in Paragraph 14.b. below) from any Claims (as defined in Paragraph 14.b. below) arising or alleged to be arising as a result of any such construction activity, except any claims to the extent caused by Landlord's breach of any of its obligations under Paragraph 23 below (if any) applicable to such construction activity, but subject to the last sentence of Paragraph 14.c. and to Paragraph 17.f. below.

                b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from
(a) the acts or omissions of Tenant or any other Tenant Parties (as defined in Paragraph 8.c. above) in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant (other than work performed by Landlord or it's agents) in, on or about the Premises, whether prior to or during the term of this Lease, or (c) any breach or Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the gross negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

                c. Subject to Paragraph 16 below, Landlord shall hold Tenant and Tenant's shareholders, partners, members, officers, directors, agents and employees (collectively with Tenant, "Tenant's Indemnitees") harmless from and against any and all Claims incurred or arising from any injury, illness or death to any person or damage to any property occurring in, on or about any part of the Real Property to the extent such injury, illness, death, or damage shall be caused by the negligent acts or omissions of Landlord, its agents, contractors or employees, except to the extent caused by the negligence or willful misconduct of Tenant's Indemnitees. The provisions of this Paragraph 14.c. shall survive the termination of this Lease with respect to any injury, illness, death or damage occurring prior to such termination. The indemnification obligations of Landlord hereunder are not intended to and shall not relieve Landlord's insurance carrier of its obligations to Landlord or to Tenant (if any). In case any action or proceeding be brought against any Tenant's Indemnitees by reason of any such Claim covered by the foregoing indemnity, Landlord, upon notice from Tenant, covenants to resist and defend at Landlord's sole expense such action or proceeding by counsel reasonably satisfactory to Tenant. Notwithstanding anything to the contrary set forth in this Paragraph 14.c. or elsewhere in this Lease (including, without limitation, in Paragraph 14.a.), except to the extent arising out of the willful misconduct of Landlord or its officers, directors or employees, in no event shall Landlord be liable for any consequential or remote damages, lost profits or loss of business, or for loss or damage to artwork, currency, jewelry, bullion, securities or other property in the Premises, not in the nature of ordinary fixtures, furnishings, equipment and other property used in general business office activities and functions.

                d. The provisions of this Paragraph 14 are subject to the provisions of Paragraph 16 below.

            15. Insurance.

                a. Tenant's Insurance. Tenant shall, at Tenant's expense, maintain during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of Three Million Dollars ($3,000,000.00) per occurrence combined single limit for bodily injury and property damage, One Million Dollars ($1,000,000.00) for products-completed operations coverage, One

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

Hundred Thousand Dollars ($100,000.00) fire legal liability, One Million Dollars ($1,000,000.00) for personal and advertising injury (which coverage shall not be subject to the contractual liability exclusion), with a Five Million Dollars ($5,000,000.00) general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant's operations in the Building, (ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of "special form" (previously known as "all risk") insurance policies (excluding earthquake and flood but including water damage), covering Tenant's personal property and trade fixtures in or about the Premises or the Real Property, and any improvements and/or Alterations in the Premises, for the full replacement value thereof without deduction for depreciation; (iii) workers' compensation insurance in statutory limits; (iv) at least three months' coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification "special form" insurance, excluding earthquake and flood but including water damage; and (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of One Million Dollars ($1,000,000.00) per occurrence, combined single limit. The above described policies shall protect Tenant, as named insured, and, except for workers' compensation insurance described in clause (iii) above, shall protect Landlord and all the other Indemnitees (except that any contractors and licensees that Landlord desires to name as additional insureds shall be specified by name in writing to Tenant) and any other parties designated by Landlord, as additional insureds; shall insure Landlord's and such other parties' contingent liability with regard to acts or omissions of Tenant; shall specifically include contractual liability with regard to Tenant's obligations under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease); and, if subject to deductibles, shall provide for deductible amounts not in excess of those approved in advance in writing by Landlord in its sole discretion. Landlord reserves the right to increase the foregoing amount of liability coverage from time to time as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby; provided, however, such increased amounts shall not materially exceed the greater of (a) those amounts normally required for comparable first class office buildings in downtown Oakland or (b) those amounts required to provide Landlord with the same relative protection as the amounts set forth above as of the date of this Lease. Notwithstanding the foregoing, Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant. Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties reasonably designated by Landlord shall be additional insureds.

                b. Policy Form. Each insurance policy required pursuant to Paragraph 15.a. above shall be issued by an insurance company licensed in the State of California and with a general policyholders' rating of "A-" or better and a financial size ranking of "Class VIII" or higher in the most recent edition of Best's Insurance Guide. Each insurance policy, other than Tenant's workers' compensation insurance, shall (i) provide that it may not be materially changed, cancelled or allowed to lapse unless thirty (30) days' prior written notice to Landlord and any other insureds designated by Landlord is first given (provided, however, if Tenant's insurance company, as a general policy, will only agree to a different standard with regard to notices required to be given to an additional insured, then that standard of notice shall instead apply),
(ii) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured, (iii) include all waiver of subrogation rights endorsements necessary to effect the provisions of Paragraph 16 below, and (iv) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Indemnitees by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least ten (10) days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates and such failure continues for ten (10) days after Tenant's actual receipt of written notice thereof from Landlord, Landlord may, at its option, procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant within thirty (30) days of Landlord's written demand. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

                Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant's part to make any addition, Alteration or improvement in or to the Premises.

                c. Tenant's Blanket Insurance. Tenant may carry the insurance required to be carried by it hereunder under a blanket policy of insurance that covers other locations owned or operated by the insuring party in addition to the Premises, provided that such blanket policy shall be endorsed to specifically cover\ the Premises, and shall provide the same amount and types of coverage for the Premises and Tenant's activities in the Building that would be provided by a separate policy meeting the requirements imposed upon Tenant under this Paragraph. Tenant shall provide Landlord with any information reasonably requested by Landlord to determine whether Tenant's blanket insurance policy complies with the foregoing requirements.

                d. Landlord's Insurance. During the term hereof, Landlord shall keep the Building insured through reputable insurance underwriters against perils covered by then-available standard forms of "special form" (previously known as "all risk") insurance policies, as such policies are in use from time to time for comparable first-class high-rise office buildings in downtown Oakland (excluding, at Landlord's option, perils such as earthquake, flood and other standard exclusions), with a deductible provision deemed commercially reasonable by Landlord, in an amount or amounts equal to not less than eighty percent (80%) of the full replacement value of the Building (excluding the land and the footings, foundations and installations below the basement level), or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer, without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or greater protection.

            16. Mutual Waiver of Subrogation Rights. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Building, the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Premises, the Building or the Real Property that is caused by or results from risks insured against under any "special form" insurance policies actually carried by such releasing party or deemed to be carried by such releasing party; provided, however, that such waiver shall be limited to the extent of the net insurance proceeds payable by the relevant insurance company with respect to such loss or damage (or in the case of deemed coverage, the net proceeds that would have been payable had the deemed coverage been carried). For purposes of this Paragraph 16, Tenant shall be deemed to be carrying any of the insurance policies required pursuant to Paragraph 15.a. and b. above but not actually carried by Tenant, and Landlord shall be deemed to carry the "special form" insurance policy required by Paragraph 15.d. above if Landlord does not actually carry such policy and, for purposes of applying this Paragraph 16 only, Landlord's deductible under its special form property insurance policy shall not exceed $100,000.00. Each party hereto shall cause each such special form insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

            17. Utilities.

                a. Basic Services. Landlord shall furnish the following utilities and services ("Basic Services") for the Premises: (i) during the hours of 8 A.M. to 6 P.M. ("Business Hours") Monday through Friday (except public holidays) ("Business Days"), electricity for lighting and power for the Premises (excluding the Ground Floor Premises, electricity for which is governed by Paragraph 17.h. below) totaling .63 kilowatt-hours per rentable square foot of the Premises per month, with any electrical usage above such amounts being payable by Tenant as Excess Services in accordance with the provisions of Paragraph 17.b. below, (ii) during Business Hours on Business Days, heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupancy of the Premises (excluding the Ground Floor Premises, HVAC for which is governed by Paragraph 17.j. below) for ordinary general office purposes, (iii) unheated water for the restroom(s) in the public areas serving the Premises and for any kitchens or break rooms in the Premises, (iv) elevator service to the floor(s) of the Premises by non-attended automatic elevators for general office pedestrian usage, (v) on Business Days, janitorial services in accordance with the specifications set forth on attached Exhibit E, as the same may be reasonably modified by Landlord from time to time, provided that such modifications may not reduce the quality of the janitorial services below the quality of janitorial services generally provided at other first class office buildings in downtown Oakland, and provided further, that janitorial services shall not be provided by Landlord to the Ground Floor Premises and Tenant shall provide such janitorial services pursuant to Paragraph 17.i. below and (vi) freight elevator service, subject to Landlord's reasonable procedures regarding scheduling and fees for the use thereof. Notwithstanding the foregoing, however, Tenant may use water, heat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services ("Excess Services," which shall include, without limitation, electricity in excess of that described in clause (i) above or electricity consumed during non-Business Hours; and water used for any purpose other than ordinary drinking, lavatory and kitchen purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than

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

the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17. Landlord reserves the right to install in the Premises or the Real Property electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g., by temporary "check" meters or by survey).

                b. Payment for Utilities and Services. The cost of Basic Services shall be included in Operating Expenses. In addition, Tenant shall pay to Landlord upon demand (i) the actual cost to Landlord of providing any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant's consumption of utilities (but Tenant shall only be required to pay for such costs thereof if the meter was installed and/or utilized by Landlord as a result of Landlord's reasonable determination that Tenant was utilizing Excess Services), (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in Paragraph 17.d. below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord's failure to bill Tenant for any of the foregoing shall not waive Landlord's right to bill Tenant for the same at a later time, provided that such bill is delivered to Tenant no later than one hundred eighty (180) days after the end of the calendar year in which such utilities or services were provided.

                c. Utility Connections. Tenant shall not connect or use any apparatus or device in the Premises which would exceed the capacity of the existing panel or transformer serving the Premises. Notwithstanding the foregoing, Tenant may install 208v, 208 3PH, 240V and 480 3PH circuits within the Premises and utilize electric current from such circuits, provided that Tenant performs any Alterations required to accommodate such extra voltage, which Alterations shall be performed in accordance with Paragraph 9 above. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water.

            Landlord will not permit additional coring or channeling of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant's expense, that coring and/or channeling of the floor in order to install such additional outlets will not weaken the structure of the floor.

                d. Temperature Balance. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Premises, (ii) the occupancy of such portion of the Premises by more than one person per one hundred fifty (150) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits specified in Paragraph 17.c. above, or (iv) any rearrangement of partitioning or other improvements, then at Tenant's sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord deems necessary to restore the temperature balance (such new equipment or modifications to existing equipment termed herein "Temperature Balance Equipment"). Tenant agrees to keep closed, when necessary, draperies and/or window treatments which, because of the sun's position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

                e. Interruption of Services. Landlord's obligation to provide utilities and services for the Premises are subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. Except as set forth herein, in the event of an interruption in, or failure or inability to provide any service or utility for the Premises for any reason (or an interruption in, or failure or

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

inability to obtain, any of the services covered by Paragraph 17.h. or i. below), such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to any abatement or offset of Monthly Rent, Additional Rent or any other amounts due from Tenant under this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability. Notwithstanding the foregoing, but not in limitation thereof, Landlord shall use commercially reasonable efforts to restore as soon as reasonably possible any services required to be provided by Landlord under Paragraph 17.a. above, or Paragraph 17.h. below (if applicable), that have failed or been interrupted. Further, if any interruption in, or failure or inability to provide any of the services or utilities described in Paragraph 17.a. or 17.h. (if applicable) is within Landlord's reasonable control and continues for seven (7) or more consecutive Business Days after Tenant's written notice thereof to Landlord, and Tenant is unable to conduct and does not conduct any business in a material portion of the Premises as a result thereof, and as a further result thereof Tenant is unable to conduct its business in the Premises in substantially the manner as it was conducted in the Premises prior to such interruptions, then Tenant shall be entitled to an abatement of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall commence as of the first day after the expiration of such seven (7) Business Day period and terminate upon the cessation of such interruption, failure or inability, and which abatement shall be based on the portion of the Premises rendered unusable for Tenant's business by such interruption, failure or inability. Further, if any such interruption is within Landlord's reasonable control to correct and continues for sixty (60) or more consecutive days, and Tenant is unable to conduct and does not conduct any business in a material portion of the Premises as a result thereof, and as a further result thereof Tenant is unable to conduct its business in the Premises in substantially the manner as it was conducted in the Premises prior to such interruptions then, Tenant may, upon written notice provided to Landlord before the interruption is corrected, terminate this Lease as of the date specified in such notice, which date shall be not more than thirty (30) days after the date of such notice. The abatement and termination rights set forth above shall be inapplicable to any interruption, failure or inability described in this Paragraph 17.e. that is caused by (x) the malfunction or disrepair of any systems, materials or items installed by Tenant as a part of the Initial Alterations or subsequent Alterations, (y) damage from fire or other casualty (it being acknowledged that such situation shall be governed by Paragraph 26 below), or (z) the negligence or willful misconduct of Tenant or its agents, employees or contractors, except that the abatement provided for above will be available in such instance if Tenant reimburses Landlord for the deductible required under Landlord's property damage/rental loss insurance.

                f. Governmental Controls. In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, "Controls") or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, except to the extent Landlord breaches any of its obligations under Paragraph 23 below (if any) applicable to such alterations or fails to use reasonable efforts to minimize any disruptions to Tenant's business in the Premises, subject, however, to the following sentence and to the last sentence of Paragraph 14.c. above. Without limitation of the foregoing, except to the extent that it would, in Landlord's reasonable judgment, jeopardize Landlord's ability to timely comply with such Controls, and except further to the extent an emergency requires otherwise (as reasonably determined by Landlord), Landlord shall perform any extraordinarily noisy or disruptive work after Business Hours or on weekends.

                g. Security. Landlord shall supply security guard services to the Building limited to after Business Hours Building lobby check-in and check-out procedures in accordance with the standards of other first-class high-rise office buildings in downtown Oakland; provided, however, that neither Landlord nor any other Indemnitees shall be liable to Tenant, Tenant's employees, invitees or any other person or entity for (and Tenant waives all claims against them arising by reason of) direct or consequential damages, including, without limitation, damage or injury to person or property or loss of life, resulting from the presence, admission to or exclusion from the Building or the Real Property of any person, and Tenant acknowledges that Landlord's provision of security guards or other security services for the Building or the Real Property shall not be construed as Landlord's or any Indemnitee's acceptance of any responsibility or liability for the security of persons or property in, on, or about the Premises, the Building or the Real Property.

                h. Electricity for Ground Floor Premises. Subject to the immediately following sentence, Landlord will not provide electricity to the Ground Floor Premises and Tenant shall obtain the same directly from, and pay for the cost of the same directly to, the utility company that provides electricity to the Building. Notwithstanding the foregoing, rather than obtain electricity directly from the utility company, Tenant may, at Tenant's option, obtain electricity for the Ground Floor Premises, in an amount not to exceed 600 Amps, from the electricity supply within the Building, with Tenant paying for the cost of the electricity consumed at the Ground Floor Premises directly to the utility company; provided, however, that this option shall only be available to Tenant if Tenant makes such election within ninety (90) days following the date of this Lease and thereafter commences the work required to make such connection to the Building's electricity supply within six (6) months following the date of this Lease. As provided in Paragraph 4.a. above, the Initial Alterations being constructed by Tenant's Contractor in the Ground Floor Premises shall include the installation of the equipment and installations required to bring electricity to the Ground Floor Premises from outside of the Building or to connect the Ground Floor Premises to the Building's electricity supply (whichever is applicable), including, without limitation, the installation of a meter to measure electricity consumed in the Ground Floor Premises so that Tenant can be billed directly by the utility company for the electricity consumed in the Ground Floor Premises. The cost of the purchase and installation of the electrical equipment and the meter shall be borne by Tenant, provided that the Alterations Allowance may be applied to such costs. Throughout out the Lease term, Tenant shall maintain the electrical equipment and the electricity meter in good condition and repair at Tenant's sole cost and expense. At the expiration or earlier termination of this Lease, the electrical equipment and meter shall remain in the Premises as the property of Landlord.

                i. HVAC for Ground Floor Premises; Tenant's Cooling Tower.

                    (a) Tenant's HVAC System; Connection to Building's Condenser Water Supply. The Ground Floor Premises will not be connected to the Building's heating, ventilating and air conditioning system and the Initial Alterations shall include the installation of any such systems required by Tenant for the Ground Floor Premises. The cost of the purchase and installation of such systems shall be borne by Tenant, provided that the Alterations Allowance may be applied to such costs. Throughout out the Lease term, Tenant shall maintain such systems in good condition and repair at Tenant's sole cost and expense. The provisions of Paragraph 9.b. above shall govern as to whether such systems shall be removed from the Ground Floor Premises at the expiration or earlier termination of this Lease. In no event shall the foregoing be deemed to prohibit Tenant from removing from the Ground Floor Premises during the Lease term or at the expiration or earlier termination of the Lease those supplemental HVAC systems and equipment that are a part of, and directly cool, Tenant's computer equipment (rather than supplemental HVAC systems that cool the room within which the equipment is located) which supplemental HVAC systems and equipment shall remain Tenant's personal property and shall be removed by Tenant at the expiration or earlier termination of this Lease in accordance with Paragraph 20.a. below.

                Notwithstanding the above, Landlord shall allow Tenant to connect Tenant's air conditioning system for the Ground Floor Premises into the Building's condenser water supply; provided, however, in no event may such equipment exceed one hundred thirty (130) tons in size. Tenant shall, at Tenant's sole expense, cause such connections to be performed by contractors reasonably approved in advance in writing by Landlord and in accordance with Landlord's reasonable requirements for such connections. Landlord shall not charge Tenant for the hook-up of Tenant's equipment to the Building's condenser water supply. However, commencing on the date Tenant's connection to the Building's condenser water supply is completed and continuing until such time as the connection is disconnected, Tenant shall pay an annual fee of Four Hundred Dollars ($400.00) per ton of condenser water per annum (which amount per ton may be increased by Landlord from time to time to reflect Landlord's then annual cost, without mark-up, per ton of providing the condenser water), based on the size of Tenant's air conditioning equipment, rather than Tenant's actual consumption of the condenser water for such year. Notwithstanding the foregoing, Landlord may temporarily shut down the Building's condenser water loop in an emergency or for routine maintenance or repair and, during such period that the condenser water is unavailable to Tenant, Tenant shall be responsible for otherwise providing cooling to the Ground Floor Premises at Tenant's sole cost and Landlord shall have no responsibility therefor, nor shall Landlord be liable to Tenant for any costs or damages incurred by Tenant as a result of the temporary unavailability of the condenser water. Except in the event of an emergency, Landlord shall use reasonable efforts to provide Tenant with advance written notification of the period that the condenser water will be unavailable to Tenant. If the condenser water required to be provided by Landlord to Tenant hereunder is unavailable for more than five (5) consecutive Business Days, then from and after the sixth (6th) consecutive Business Day of such unavailability, Tenant shall receive an abatement of the portion of the annual fee for condenser water provided for above that is attributable to the period of unavailability.

                    (b) Tenant's Right to Install Dedicated Cooling Tower.

                    i. Tenant's Cooling Tower and Cooling Tower Site. As an alternative to connecting Tenant's air conditioning for the Ground Floor Premises to the Building's condenser water supply, Tenant shall, at Tenant's option, have a license to install and operate a 130 ton closed circuit cooling tower ("Tenant's Cooling Tower") on the roof of the 21st floor mechanical penthouse of the Building to provide the condenser water for Tenant's air conditioning system for the Ground Floor Premises; provided, however, that this option shall only be available to Tenant if Tenant makes such election, and commences the work required to install Tenant's Cooling Tower, within ninety
(90) days following the date of this Lease. The exact location for the installation of Tenant's Cooling Tower on such roof (the "Cooling Tower Site") shall be designated by Landlord. Tenant shall also have a license to use a vertical shaft of the Building, as designated by Landlord, for the installation of two (2) copper pipes not to exceed six (6) inches each in diameter to bring the condenser water from Tenant's Cooling Tower to Tenant's air conditioning equipment serving the Ground Floor Premises and back again. The Cooling Tower and all equipment, connections, pipes and lines related thereto, and any replacement, alteration, addition or installation thereof approved by Landlord pursuant to this Paragraph 17.i.(b) are collectively referred to herein as the "Cooling Tower Equipment". The Cooling Tower Site and the areas of the Building in which the Equipment shall be located are collectively referred to herein as the "Cooling Tower Ancillary Sites".

                    ii. Lease Provisions Applicable. The provisions of the other paragraphs of this Lease shall apply to the Cooling Tower Ancillary Sites and the licenses granted under this Paragraph 17.i.(b), except to the extent inconsistent with the provisions of this Paragraph 17.i.(b). Without limiting the generality of the foregoing, the provisions of Paragraph 14 (Indemnification of Landlord), Paragraph 15 (Insurance) and Paragraph 20 (Surrender; Holding
Over), shall apply in full to Tenant's License of the Cooling Tower Ancillary Sites and Tenant's installation, operation and maintenance of the Cooling Tower Equipment. If Tenant fails to perform any of its obligations under this Paragraph 17.i.(b) and such failure continues for ten (10) days after written notice thereof from Landlord (or if the failure cannot by its nature be cured within the 10-day period, if Tenant fails to commence to cure such failure within the 10-day period and thereafter diligently prosecute such cure to completion), such failure shall constitute an Event of Default entitling Landlord to the remedies under Paragraph 25.b. of the Lease and, in addition to the other remedies set forth in Paragraph 25.b. for an Event of Default, upon such Event of Default, Landlord may terminate the licenses granted under this Paragraph 17.i.(b) by written notice to Tenant. Notwithstanding anything to the contrary herein, Landlord shall not be obligated to provide any water, gas, electricity or other utilities to the Cooling Tower Ancillary Sites. Without limiting Paragraph 14.b. of the Lease, Tenant expressly agrees to indemnify, defend and save harmless Landlord and the other Indemnitees from and against all Claims arising (or claimed to have arisen) from the installation, maintenance and operation of the Equipment or the Cooling Tower Equipment, except to the extent arising from the gross negligence or willful misconduct of Landlord or any other Indemnitee. In addition to the provisions of Paragraph 28 of this Lease, Landlord shall in no event be liable for any loss or damage to the Cooling Tower Equipment, or for any losses or damages arising out of or in connection with any loss or damage to the Cooling Tower Equipment or failure of the Cooling Tower Equipment to operate when needed (except to the extent caused by the gross negligence or willful misconduct of Landlord or its employees' or agents') and Tenant shall install and maintain the Cooling Tower Equipment in such manner as to protect it against damage and disruption.

                    iii. Installation Plans; Approval. Tenant shall submit to Landlord for Landlord's prior approval detailed plans and specifications (in form acceptable to Landlord) for the Cooling Tower Equipment to be installed by Tenant on the Cooling Tower Ancillary Sites. Further, Tenant shall submit to Landlord detailed plans and specifications for any subsequent modification or replacement of the Cooling Tower Equipment. Tenant shall not commence any such installation, modification or replacement until such plans and specifications have been approved in writing by Landlord and Tenant shall have submitted such evidence as Landlord shall reasonably require evidencing that Tenant has obtained all necessary governmental approvals and permits for installation and operation of the Cooling Tower Equipment. Further, no work shall commence until Landlord has received from Tenant the insurance required by Landlord, in accordance with Landlord's construction procedures for the Building, for Tenant's contractor(s) performing the work. Landlord shall have no responsibility for, and Tenant holds Landlord harmless from, any failure of Tenant's Cooling Tower Equipment to function properly notwithstanding the fact that Landlord may have approved plans and specifications therefor. Tenant shall keep the Cooling Tower Ancillary Sites and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred with respect to the Cooling Tower Equipment. Tenant shall install, maintain and operate the Cooling Tower Equipment in a safe manner that shall not overburden or otherwise adversely affect any walls, floors, ceilings or any other structural or nonstructural elements in the Building or the electrical system therein. Tenant shall give Landlord not less than ten (10) days prior written notice of the commencement of any construction or installation under this Paragraph 17.i.(b). If required by Landlord, Tenant shall obtain opinions from engineers reasonably acceptable to Landlord (or at Landlord's sole discretion, shall reimburse Landlord's out of pocket and reasonable costs for obtaining such opinions directly) stating that the Equipment and work to be done with respect thereto will not adversely affect other lines or equipment at the Building, the Building systems and equipment (including without limitation, electrical, heating, ventilating, air-conditioning, plumbing, alarm and fire protection), or the Building structure. At all times during the term of this Lease, Tenant shall maintain with Landlord a current and complete record of all of Tenant's Equipment in the Building.

            Landlord's approval of, or requirements concerning, the Cooling Tower Equipment or any plans and specifications, contractors and subcontractors for the design or installation thereof, shall not be deemed a waiver of any of the provisions of this Lease, nor a warranty as to the adequacy of the design, workmanship or quality of materials or installation or compliance with applicable Legal Requirements, and Landlord shall have no responsibility or liability for the same. Landlord shall have no responsibility for any deficiencies in drawings submitted by Tenant for approval by Landlord or any failure of such drawings to reflect actual conditions (concealed or apparent) at the Building, including without limitation any failure of the drawings to reflect existing equipment, walls or other facilities. In the case any such drawings are deficient, Landlord may require that Tenant stop the installation work and revise the drawings. Any matters not specifically reflected in the drawings (including for example, but not limited to, the height of any proposed wall penetration or the height at which the Lines will be run) shall be subject to Landlord's prior written approval, which may be withheld in Landlord's reasonable discretion.

                    iv. Impositions; Charges. Tenant shall be responsible for and promptly pay all additional real and personal property taxes, assessments, charges, fees or other governmental impositions levied or assessed on the Building, the Real Property, Landlord or Tenant due to the Cooling Tower Equipment or the construction, operation or removal thereof. In addition, Tenant shall pay to Landlord within fifteen (15) days following written demand, an amount equal to the reasonable and actual out-of-pocket expenses incurred by Landlord in connection with the installation of the Cooling Tower Equipment (or any subsequent modification to, or replacement or removal of, the Cooling Tower Equipment), including, without limitation, any costs incurred by Landlord in retaining third party engineers or consultants for the review of the plans and specifications for the installations and/or for monitoring the installation, modifications or removal. Landlord's review of the plans and monitoring of the work shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant's obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Paragraph 17.i.(b).

                    v. Use; Compliance With Law. Tenant agrees that Tenant shall not sell the services of the Cooling Tower Equipment, or otherwise use the Cooling Tower Equipment to provide condenser water to any party other than Tenant or to any other location other than the Ground Floor Premises. Landlord makes no representation that Tenant's contemplated use of the Equipment or the Cooling Tower Ancillary Sites will comply with applicable Legal Requirements. Tenant, at Tenant's sole expense, shall comply with all Legal Requirements regarding the installation, construction, operation and maintenance of the Cooling Tower Equipment, and shall be solely responsible for obtaining and shall obtain and keep in force all permits, licenses and approvals necessary for operation of the Cooling Tower Equipment (provided that in doing so Tenant shall not adversely affect Landlord or impair in any way Landlord's current and permitted use of the Building). If at any time during the term of the License such permits or approvals shall expire and are not renewed within thirty (30) days after the expiration thereof, or if applicable Legal Requirements shall otherwise not permit the Cooling Tower Equipment to remain or be operated on the Cooling Tower Ancillary Sites, Tenant shall promptly remove the Cooling Tower Equipment in accordance with the provisions set forth below applicable to Tenant's removal of the Cooling Tower Equipment upon the expiration or earlier termination of the License. Tenant shall not use any portion of the Cooling Tower Ancillary Sites for the storage, generation or handling of Hazardous Materials.

                    vi. Removal of Cooling Tower Equipment. The Cooling Tower Equipment shall be and remain Tenant's property throughout the term of the License granted hereunder. If Tenant is required to remove the Cooling Tower Equipment by any governmental agency having jurisdiction over the Cooling Tower Equipment, Tenant shall immediately, at its sole expense, remove all of the Cooling Tower Equipment from the Cooling Tower Ancillary Sites and restore any damage caused by the installation or removal thereof. Upon the expiration or earlier termination of the Lease, the Cooling Tower Equipment shall become the property of Landlord and shall remain at the Building; provided, however, that, at Landlord's sole option, Landlord may elect to require Tenant to remove the Cooling Tower Equipment from the Cooling Tower Ancillary Sites at the expiration or earlier termination of this Lease, provided that Landlord provides Tenant with written notice of such election not later than thirty (30) days following the expiration or earlier termination of this Lease. If Landlord does so elect to require Tenant to remove the Cooling Tower Equipment from the Building, then Tenant, at Tenant's sole expense, shall remove all of the Cooling Tower Equipment from the Cooling Tower Ancillary Sites and restore any damage caused by the installation or removal thereof

                    vii. Access to Cooling Tower Ancillary Sites. Subject to the notice requirements hereinafter set forth, Tenant shall have the right, at Tenant's sole cost and expense, to enter upon the Cooling Tower Ancillary Sites to construct, install, operate and maintain the Cooling Tower Equipment on the Cooling Tower Ancillary Sites until the licenses hereunder terminate. Tenant may access the Cooling Tower Ancillary Sites and perform construction work therein in accordance with the plans and specifications approved by Landlord pursuant to Paragraph 17.i.(b).iii. above. Tenant may have access to the Cooling Tower Ancillary Sites for normal repairs during the business hours of the Building upon not less than twenty-four (24) hours' prior telephone notice to the Building manager (or such other representative of Landlord as may be designated by Landlord from time to time by notice to Tenant) and otherwise in accordance with the rules and procedures (including scheduling requirements) of the Building as in effect from time to time for such access and work. Tenant may access the Cooling Tower Ancillary Sites for emergency repairs in accordance with such rules and procedures of the Building as in effect from time to time for such emergency access and work. A representative of Landlord shall be entitled to be present any time Tenant wishes to access the Cooling Tower Ancillary Sites (including emergency access), and Tenant shall not access the Cooling Tower Ancillary Sites at any time without such representative unless Landlord shall have expressly waived such requirement in writing. Landlord may allow access to the Cooling Tower Ancillary Sites to any persons who show evidence which, in the sole good faith judgment and discretion of Landlord, appears to constitute authorization by Tenant or by any other tenant granted rights by Landlord to install, operate and/or maintain facilities or equipment of any kind in such areas of the Building, or by any representative or agent of Landlord for such access. Tenant shall reimburse Landlord for Landlord's costs of monitoring and/or supervising Tenant's activities in connection with the License granted hereunder (including, without limitation, Landlord's engineering, security or other personnel costs), and such costs shall be payable by Tenant within fifteen (15) days of billing.

                    vii. Landlord's Liability. Landlord shall have no obligation to design, install, construct, use, operate, maintain, repair, replace or remove Tenant's Cooling Tower Equipment nor any other responsibility or liability in connection therewith.

                    viii. Cooling Tower Ancillary Sites As-Is. Tenant acknowledges and agrees that Tenant accepts the Cooling Tower Ancillary Sites in their "as-is" condition, and that Tenant at its own expense shall make any alterations necessary to make such sites suitable for Tenant's purposes thereon, subject to Landlord's approval rights set forth above. Tenant, at Tenant's sole cost and expense, shall keep the Cooling Tower Ancillary Sites in good, safe condition and repair. Landlord makes no representations respecting the condition of the Cooling Tower Ancillary Sites or their suitability for operation of the Cooling Tower Equipment. Landlord shall use its good faith efforts to perform any repairs to or about the Cooling Tower Ancillary Sites to be performed in such manner as shall not require Tenant to remove Tenant's Cooling Tower Equipment from the Cooling Tower Ancillary Sites, but Landlord, on reasonable advance notice to Tenant, may require Tenant to temporarily remove Tenant's Cooling Tower Equipment from the Cooling Tower Ancillary Sites if the same is reasonably required in order to allow Landlord to perform the repairs. Such removal and the reinstallation of the Cooling Tower Equipment shall be at Tenant's sole cost and expense.

                    ix. Damage or Destruction; Eminent Domain. A fire or other casualty or a taking affecting the Cooling Tower Ancillary Sites or the Cooling Tower Equipment shall not affect the obligations of Tenant under this Lease, and the Lease shall remain in full force and effect, without any abatement of any amounts payable to Landlord hereunder. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking of the Cooling Tower Ancillary Sites, and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of its rights under this Paragraph 17.i.(b).

                    x. Security. The parties acknowledge that safety and security devices, services and programs provided by Landlord at the Building and Building (including without limitation, any such devices and programs affecting the Cooling Tower Ancillary Sites), if any, may not prevent theft or other criminal acts, or ensure safety of persons or property or limit access. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by any party, is assumed by Tenant with respect to Tenant's property and interests (including without limitation the Equipment), Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, and, without limiting the provisions of Paragraph 14 or Paragraph 28 above, Tenant releases Landlord and the other Indemnitees from any liability for or in connection with such acts and losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by any Legal Requirement.

                    xi. Term of the Licenses. The term of the licenses under this Paragraph 17.i.(b) shall commence on the date hereof, and, unless terminated earlier pursuant to this Paragraph 17.i.(b), shall continue through the Expiration Date or the earlier termination of this Lease.

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                    xii. Survival. The indemnities granted by Tenant in this
Paragraph 17.i.(b) shall survive the expiration or earlier termination of the Lease

            j. Janitorial Service for Ground Floor Premises. Tenant shall be responsible and arrange for, at its sole cost and expense, all janitorial and trash removal service for the Ground Floor Premises (including replacement of restroom supplies for any restrooms located on the Ground Floor Premises). All of Tenant's rubbish and other debris shall be removed by Tenant from the Ground Floor Premises at such times and to such location in or about the Building as may be designated from time to time by Landlord and shall be properly bagged. Tenant shall at all times during the term of this Lease keep the Ground Floor Premises in a clean, neat and attractive condition. If Landlord determines that the Ground Floor Premises are not being maintained in a first-class manner, Landlord shall have the right, following not less than five (5) Business Day's prior written notice to Tenant, to provide janitorial services to the Ground Floor Premises, at Tenant's sole cost and expense. In addition, if in Landlord's reasonable judgment such service is necessary, upon notice from Landlord, Tenant shall procure and thereafter maintain a contract providing for extermination services to the Ground Floor Premises, at Tenant's sole cost and expense. Tenant shall submit any such contract to Landlord for Landlord's prior written approval.

            18. Personal Property and Other Taxes. Tenant shall pay, prior to delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant's equipment, furniture, fixtures and other personal property (excluding carpeting installed by Tenant) located in the Premises, (b) by virtue of any Alterations made by Tenant to the Premises (other than in the nature of ordinary office improvements), and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord's payment within thirty (30) days after demand.

            19. Rules and Regulations. Tenant shall comply with the rules and regulations set forth on Exhibit B attached hereto, as such rules and regulations may be modified or amended by Landlord from time to time (the "Rules and Regulations"), provided that such modifications and amendments do not discriminate against Tenant, are not in conflict with the provisions of this Lease, do not materially increase the burdens or obligations upon Tenant, do not materially reduce Tenant's rights under this Lease, do not impose a charge upon Tenant for services which this Lease expressly states are to be provided to Tenant at no charge, and do not materially adversely affect the conduct of any business in the Premises which Tenant is permitted to conduct pursuant to Paragraphs 2.g. and 8.a. hereof. Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations, but Landlord shall not enforce the Rules and Regulations in a discriminatory manner. In the event of any conflict between the Rules and Regulations and the balance of this Lease, the balance of this Lease shall control.

            20. Surrender; Holding Over.

                a. Surrender. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease, and all of Tenant's personal property (including, without limitation, all voice and data cabling) and trade fixtures. If such removal is not completed at the expiration or other termination of this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant's expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 above. Tenant's obligations under this paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

                b. Holding Over. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant, but in no event less than the greater of (i) one hundred fifty percent (150%) of the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease or (ii) the then fair market rental (as reasonably determined by Landlord) for the Premises. Except as provided in the preceding sentence, the month-to-month tenancy shall be on

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the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises or (ii) one hundred seventy five percent (175%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

                c. Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to timely surrender the Premises, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

            21. Subordination and Attornment.

                a. Within ninety (90) days following the date of this Lease, or as soon as reasonably possible thereafter, Landlord shall provide Tenant with a non-disturbance and attornment agreement substantially in the form attached as Exhibit F hereto from Fleet National Bank, which is the only holder of a Superior Interest (as defined below) as of the date of this Lease. As used herein and elsewhere in this Lease, an "Encumbrance" is any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein, and the holder of an Encumbrance that is superior to Tenant's leasehold interest is referred to in this Lease as the holder of a "Superior Interest."

                b. If an Encumbrance is created following the date of this Lease, then this Lease shall be automatically subject and subordinate to such Encumbrance upon delivery to Tenant of a non-disturbance agreement executed by the holder of the Encumbrance providing that if Tenant is not in default under this Lease beyond any applicable grace period, that such party will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof, and including such further matters and conditions to the foregoing as may be customarily and commercially reasonably required by the holder of the Encumbrance. Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Encumbrance created after the date of this Lease, provided that the non-disturbance provisions provided for in this Paragraph 21. b. are included in such document.

            Notwithstanding anything to the contrary herein, if, in order to obtain a non-disturbance agreement pursuant to Paragraphs 21.a. or b. hereof, Landlord is required to expend any sum, Tenant shall reimburse Landlord for such sums within fifteen (15) days following receipt of Landlord's written request therefor.

                c. If the interest of Landlord in the Real Property or the Building is transferred to any person ("Purchaser") pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately attorn to the Purchaser, and this Lease shall continue in full force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein upon notice from Landlord of such transfer, subject to the terms of any applicable non-disturbance agreement.

            22. Financing Condition. If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Real Property should require either the execution by Tenant of (a) an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease and giving such lender the right to cure such default until such lender is entitled pursuant to the terms of its mortgage to cure the default and preventing Tenant from terminating this Lease unless, after such lender is so entitled to cure the default, such lender does not promptly commence, and diligently continue, to remedy the default (provided that in no event shall such agreement prohibit Tenant from exercising its non-termination remedies against Landlord for such breach pursuant to the terms of the Lease) and/or (b) any modification of the agreements, covenants, conditions or provisions of this Lease (provided that such modification does not affect the length of the Lease term, increase the rent payable by Tenant under Paragraphs 5 and 7 hereof or have a materially adverse affect on Tenant's rights, or materially

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

increase Tenant's obligations, under this Lease), then Tenant agrees that it shall, within ten (10) Business Days after Landlord's request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor. Tenant acknowledges and agrees that if Tenant fails to timely execute any such agreement required by such lender or ground lessor within such ten (10) Business Day period, and thereafter Tenant does not deliver such executed document within ten (10) days of receipt of written notice from Landlord of such failure, such failure shall constitute an Event of Default and may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing, but only to the extent any such loss is attributable primarily to Tenant's failure to deliver any such certificate. If Tenant receives a non-disturbance agreement from a particular lender pursuant to Paragraph 21 above, the provisions of the non-disturbance agreement, to the extent inconsistent with the provisions of this Paragraph 22, shall govern as to that lender.

            23. Entry by Landlord. Landlord may, at any and all reasonable times, and upon at least one (1) Business Day's advance written notice (provided that no advance notice need to be given if an emergency (as determined by Landlord in its reasonable judgment) necessitates an immediate entry or prior to entry to provide routine janitorial services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders, purchasers or, during the last eighteen (18) months of the Term, prospective tenants, (d) post notices of non-responsibility, and (e) alter, improve or repair the Premises or any other portion of the Real Property. In connection with any such alteration, improvement or repair, Landlord may erect in the Premises or elsewhere in the Real Property scaffolding and other structures reasonably required for the work to be performed. Except as expressly provided below, in no event shall such entry or work entitle Tenant to an abatement of rent, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business or profits by Tenant. Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible and, subject to Paragraph 17.f. above, and except to the extent an emergency requires otherwise (as reasonably determined by Landlord), any extraordinarily noisy or disruptive work shall be performed after Business Hours or on weekends. If any such entry or work is necessitated due to reasons within Landlord's reasonable control and continues for ten (10) or more consecutive Business Days after Tenant's written notice thereof to Landlord, and during the period of entry or work all or a material part of the Premises are rendered unusable by such entry or work so that Tenant is unable to conduct its business in the Premises in substantially the manner as it was conducted in the Premises prior to such entry or work, and Tenant does not conduct any business in such part of the Premises so rendered unusable, then commencing as of the expiration of such ten (10) consecutive Business Day period, Tenant shall be entitled to an abatement of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall be based on the portion of the Premises rendered unusable for Tenant's business by such entry or work. The prior sentence is inapplicable to Landlord's entry into the Premises or work within the Premises that is necessitated due to (x) damage caused by fire or other casualty where such damage is governed by Paragraph 26 or (y) damage caused by the negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors, or (z) any interruption in, or failure or inability to provide to Tenant any services or utilities, where such interruption, failure or inability is governed by Paragraph 17.e. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant's vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is reasonably necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

            24. Insolvency or Bankruptcy. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below:

                a. Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets; or

                b. Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an

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

appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated; or

                c. Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or

                d. Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

            In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

            25. Default and Remedies.

                a. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

                    1. Tenant fails to pay when due Monthly Rent, Additional Rent or any other rent due hereunder and such failure continues for more than two (2) Business Days after Tenant's actual receipt of written notice from Landlord; or

                    2. Tenant abandons the Premises within the meaning of California Civil Code Section 1951.2; or

                    3. Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the applicable period set forth therein; or

                    4. Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

                    5. Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished and upon which Landlord reasonably relied in making its determination to enter into this Lease; or

                    6. Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or

                    7. A default by Tenant occurs under any other lease between Tenant and Landlord or any affiliate of Landlord, and Tenant fails to cure such default within the applicable period set forth therein; or

                    8. Tenant fails to comply with any other provision of this Lease in the manner required pursuant to this Lease within thirty (30) days after written notice from Landlord of such failure (or if the noncompliance cannot by its nature be cured within the 30 day period, if Tenant fails to commence to cure such noncompliance within the 30 day period or thereafter fails to diligently prosecute such cure to completion); except that such thirty (30) day period shall be shortened as set forth in Landlord's written notice to Tenant as Landlord reasonably determines is necessary if waiting for such thirty
(30) day period to expire would jeopardize the health, safety or quiet enjoyment of the Building by its tenants and occupants or cause further damage or loss to Landlord or the Real Property or result in any violation (or continuance of any violation) of any Legal Requirement.

                b. Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                    1. Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant's surrender of

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

the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises.

            Upon such termination in writing of Tenant's right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

                          (i) The reasonable cost of recovering the Premises;
plus

                          (ii) The reasonable cost of removing Tenant's
Alterations, trade fixtures and improvements (in each case, only to the extent Tenant is otherwise required to remove the same under this Lease upon the expiration or sooner termination hereof); plus

                          (iii) All unpaid rent due or earned hereunder prior to
the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2. below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

                          (iv) The amount by which the rent which would be
payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus

                          (v) The amount by which the rent which would be
payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, for the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

                          (vi) Such other amounts in addition to or in lieu of
the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                    2. Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. After the occurrence of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

            During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant's interest in the Premises or in this Lease.

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

                    3. During the continuance of an Event of Default and after Tenant's abandonment of the Premises (within the meaning of California Civil Code 1951.2), Landlord may enter the Premises without terminating this Lease and remove all Tenant's personal property, Alterations (to the extent Tenant is otherwise required to remove the same under this Lease upon the expiration or sooner termination hereof) and trade fixtures from the Premises and store them at Tenant's risk and expense. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys' fees and other legal expenses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.

            Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph 25, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

                    4. Landlord may require Tenant to remove any and all Alterations from the Premises (but only to the extent Tenant is otherwise required to remove the same under this Lease upon the expiration or sooner termination hereof) or, if Tenant fails to do so within ten (10) days after Landlord's request, Landlord may do so at Tenant's expense.

                    5. Landlord may cure the Event of Default at Tenant's expense, it being understood that such performance shall not waive or cure the subject Event of Default. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

                c. Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

            26. Damage or Destruction. If all or any part of the Premises or any material portion of the balance of the Real Property is damaged by fire or other casualty, Landlord shall, within sixty (60) days of the date of the damage, give Tenant written notice of Landlord's reasonable estimate of the time required from the date of the damage to repair the damage (the "Damage Estimate"). Landlord shall diligently proceed to repair the damage and this Lease shall remain in full force and effect if (i) the damage is caused by a peril covered by Landlord's insurance (or required under this Lease to be covered by Landlord's insurance), the proceeds from such insurance are sufficient to repair the damage (an "Insured Casualty"), and the Damage Estimate is one hundred eighty (180) days or less, or (ii) the damage is caused by a peril not covered (and not required to be covered) by Landlord's insurance or the proceeds from Landlord's insurance are not sufficient to repair the damage (an "Uninsured Casualty"), and the Damage Estimate is ninety (90) days or less. If the Damage Estimate is more than one hundred eighty (180) days, in the case of an Insured Casualty, or more than ninety (90) days, in the case of an Uninsured Casualty, Landlord, at its option exercised by written notice to Tenant within sixty (60) days of the date of the damage, shall either (a) diligently proceed to repair the damage, in which event this Lease shall continue in full force and effect, or (b) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice; provided, however, that Landlord may terminate this Lease pursuant to the foregoing only if Landlord also terminates the leases of substantially all other tenants of the Building that were, in Landlord's reasonable judgment, similarly affected by the damage (and under which Landlord has such a termination right). If the damage is to the Premises or if the Building is so damaged that access to or use and occupancy of the Premises is materially impaired, the Damage Estimate is more than one (1) year, and Landlord does not give notice terminating this Lease within the sixty (60) day period provided above, then Tenant may give notice to Landlord, within fifteen (15) calendar days after the expiration of the aforesaid sixty (60) day period, terminating this Lease as of the date specified in Tenant's termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of Tenant's termination notice.

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
            Notwithstanding anything to contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the date on which Landlord reasonably anticipates the repairs of such damage will be completed is during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant's receipt of the Damage Estimate, and this Lease shall terminate as of the date specified by the party in its termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of such notice.

            Notwithstanding anything to the contrary in the Paragraph 26, if damage which would otherwise lead to a right to terminate this Lease results from the willful misconduct of Landlord or Tenant, the party from whose misconduct such damage results shall have no right to terminate this Lease.

            If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, and the damage does not result from the negligence or willful misconduct of Tenant or any other Tenant Parties, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant's Monthly Rent and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct, its business at the Premises. Landlord shall not be obligated to repair or replace any of Tenant's movable furniture, equipment, trade fixtures, and other personal property, nor any Alterations installed in the Premises by Tenant, and no damage to any of the foregoing shall entitle Tenant to any abatement, and Tenant shall, at Tenant's sole cost and expense, repair and replace such items. All such repair and replacement of Alterations shall be constructed in accordance with Paragraph 9 above regarding Alterations.

            A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto, except for the rent abatement expressly provided above. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

            27. Eminent Domain.

                  a. If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a "taking"), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety
(90) days after the taking; provided, however, that Tenant's right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant's business. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises; provided, however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant's relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, trade fixtures, Alterations or other improvements paid for by Tenant.

            In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced based on the rentable area of the portion of the Premises taken. If all or any material portion of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking, provided that such termination right shall be conditioned upon Landlord's terminating the leases of all other tenants of the Building which are similarly affected by the taking and as to which Landlord has such a termination right.

                  b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of one (1) year or less ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that fifty percent (50%) of any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

            28. Landlord's Liability; Sale of Building. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord's obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Real Property where the transferee assumes in writing all of Landlord's obligations under this Lease arising from and after the date of the conveyance of title (subject to the limitations on liability set forth in this Paragraph
28), the grantor or transferor shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord's alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord's interest in the Real Property, and upon such transfer Landlord shall be released from any further responsibility or liability for such security. Notwithstanding any other provision of this Lease, but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant or Landlord (a) releases the other party from any claim or liability, (b) waives or limits any right to assert any claim against the other party or to seek recourse against any property of the other party or
(c) agrees to indemnify the other party against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to the other party, the constituent shareholders, partners, members, or other owners of the other party, and the directors, officers, employees and agents of the other party and each such constituent shareholder, partner, member or other owner.

            29. Estoppel Certificates. At any time and from time to time, upon not less than ten (10) Business Days' prior notice from the other, Landlord and Tenant shall each execute, acknowledge and deliver to the other a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that, to its knowledge, the requesting party is not in default under this Lease (or, if it is in default, specifying the nature of such default), that the party providing the statement is not in default under this Lease (or, if it is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by the requesting party. Any such statement by Tenant may be conclusively relied upon by a prospective purchaser of the Real Property or by a lender obtaining a lien on the Real Property as security. Any such statement by Landlord may be conclusively relied upon by any party providing financing to Tenant, purchasing an equity interest in Tenant, or entering into a merger, consolidation or similar transaction with Tenant, provided that the statement by Landlord was specifically addressed to such relying party (e.g. if Landlord issues a statement for Tenant's use in a financing by a particular party, Tenant may not later use the statement for a different party with whom Tenant is merging and Tenant shall request a new statement by Landlord for such new party). If Tenant fails to deliver such statement requested by Landlord within the time required hereunder, such failure shall be conclusive upon Tenant that
(i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance of its obligations hereunder, (iii) not more than one month's installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct. Tenant acknowledges and agrees that its failure to execute such certificate may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing.

            30. Right of Landlord to Perform. If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder, Landlord may, upon five
(5) days' prior written notice to Tenant expressly stating Landlord's intention to exercise its rights under this Paragraph 30 (unless such notice period would jeopardize the health, safety or quiet enjoyment of the Building by its tenants and occupants or cause further damage or loss to Landlord or the Real Property), but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant's behalf. All sums so paid by Landlord and all necessary incidental costs in connection with the performance by Landlord of an obligation of Tenant (together with interest thereon from the date of such payment by Landlord until paid at the Interest
Rate) shall be payable by Tenant to Landlord upon demand, and Tenant's failure to make such payment upon demand shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

            31. Late Charge. Tenant acknowledges that late payment of any installment of Monthly Rent or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or Additional Rent or any other amount due from Tenant is not received within three
(3) Business Days following written notice from Landlord to Tenant that such sum is past due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) five percent (5%) of the overdue amount, or (ii) One Hundred Dollars ($100.00), which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant; except that Landlord shall only be required to give two (2) such notices in any calendar year, and after two (2) such notices are given any failure by Tenant in such calendar year to pay Monthly Rent, Additional Rent or any other amount due hereunder on the date due will subject Tenant to the late charge, without the requirement of notice from Landlord of such failure. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.

            32. Attorneys' Fees; Waiver of Jury Trial. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

            If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party, Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

            IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631(a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

            33. Waiver. No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the party giving such waiver. The waiver by

Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord or Tenant upon any default by the other party shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

            34. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States mail, certified, return receipt requested, postage prepaid, or by any reputable overnight or same-day courier, addressed to Tenant at the Premises, Att'n: General Counsel, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder; provided, however, that prior to the Commencement Date, notices to Tenant shall be addressed to Tenant at Ask Jeeves, Inc., 5858 Horton Street, Suite 350, Emeryville, CA 94608, Att'n:
General Counsel. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Landlord in care of Shorenstein Company LLC, 555 California Street, 49th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to the management office of the Building, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder. Notices delivered personally or sent same-day courier will be effective immediately upon delivery to the addressee at the designated address; notices sent by overnight courier will be effective one (1) Business Day after acceptance by the service for delivery; notices sent by mail will be effective three (3) Business Days after mailing. In the event Tenant requests multiple notices hereunder, Tenant will be bound by such notice from the earlier of the effective times of the multiple notices.

            35. Deleted.

            36. Defined Terms and Marginal Headings. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term "including" or "includes" is used in this Lease it shall be construed as if followed by the phrase "without limitation." The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.

            37. Time and Applicable Law. Time is of the essence of this Lease and of each and all of its provisions. This Lease shall be governed by and construed in accordance with the laws of the State of California, and the venue of any action or proceeding under this Lease shall be the County of Alameda, California.

            38. Successors. Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

            39. Entire Agreement; Modifications. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant's lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

            40. Light and Air. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

            41. Name of Building. Tenant shall not use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

            42. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

            43. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant and each person executing this Lease on behalf of Tenant, hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

            44. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

            45. Real Estate Brokers. Landlord and Tenant each represents and warrants to the other that such party has negotiated this Lease directly with the Real Estate Broker(s) identified in Paragraph 2 ("Brokers") and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for such party in connection with this Lease. Each party shall hold the other harmless from and indemnify and defend the other against any and all Claims by any real estate broker or salesperson other than the Broker for a commission, finder's fee or other compensation as a result of the inaccuracy of such party's representation above.

            46. Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord's consent, approval, judgment or determination shall not be unreasonably made or withheld (as applicable), unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval shall be in Landlord's sole discretion, or otherwise specifies the standards under which Landlord may withhold its consent. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including without limitation reasonable attorneys' or consultants' fees and expenses, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval; provided, however, that Tenant shall be entitled to seek damages as a remedy if the remedy of specific performance or injunction is by its nature impossible to render. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

            47. Reserved Rights. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for rent abatement:

                  a. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein.

                  b. To perform, or cause or permit to be performed, at any time and from time to time, including during Business Hours, construction in the common areas and facilities or other leased areas in the Real Property.

                  c. To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Real Property and to create additional rentable areas through use or enclosure of common areas; provided that, (i) if the rentable square footage of the Building is increased or decreased, Tenant's Share shall be proportionately adjusted (but in no event shall Tenant's Share under Paragraph 2.e. above be affected by a change in the square footage of any of the common areas during the Lease term) and (ii) in no event may any such change to the common areas have a materially adverse affect on Tenant's access to the Premises.

            48. Financial Statements. Upon submission of this Lease to Landlord and at any time thereafter within thirty (30) days after Landlord's request therefor, Tenant shall furnish to Landlord copies of true and accurate (in all material respects) financial statements reflecting Tenant's then current financial situation (including, without limitation, balance sheets, statements of profit and loss, and changes in financial condition), and Tenant's most recent audited or certified annual financial statements. Tenant agrees to deliver to any lender, prospective lender, purchaser or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably requested by such lender or purchaser.

            49. Deleted.

            50. Nondisclosure of Lease Terms. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors and employees shall not deliver a copy of this Lease, or disclose the terms of this Lease, to any other person without Landlord's prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, to a purchaser of Tenant's assets or stock, to an entity with which Tenant is intending to merge, or to an entity or person to whom disclosure is required by applicable law (including, without limitation, the Securities Exchange Commission) or in connection with any action brought to enforce this Lease. Tenant further agrees that it will inform any party to whom Tenant gives a copy of this Lease or discloses the terms hereof as permitted above, of the confidential nature of this Lease and the terms hereof, and require that such party execute a confidentiality agreement reasonably designed to ensure the confidentiality of this Lease and its terms, and under which Landlord shall be expressly named as a third party beneficiary and entitled to damages for the breach thereof.

            51. Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials ("ACM") must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances.

            52. No Discrimination. Tenant covenants by and for itself and its successors, heirs, personal representatives and assigns and all persons claiming under or through Tenant that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises nor shall Tenant or any person claiming under or through Tenant establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or assignees of the Premises.

            53. Parking.

                  a. Commencing upon the Commencement Date, Landlord shall provide Tenant, on an unassigned, non-exclusive and unlabelled basis, twenty-eight (28) parking spaces in the parking garage of the Building and twenty-eight (28) parking spaces in the parking facility presently known as the City Center Garage West, located at 1250 Martin Luther King Jr. Way, Oakland, and Tenant shall pay Landlord or the operator of the subject garage, as directed by Landlord, for such parking at the rate or charge in effect from time to time for parking in the garage. Notwithstanding the foregoing, in no event may the monthly charge for the twenty-eight (28) parking spaces located within the parking garage of the Building increase during the Lease term by more than five percent (5%) per annum, on a cumulative basis, over the charge in effect as of the Commencement Date of this Lease. The aforementioned cap on increases in the parking charge shall be inapplicable to the twenty-eight (28) parking spaces located in the City Center Garage West. Tenant acknowledges that the monthly and hourly rates or charges in effect may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem) and general rate increases.

                  b. Tenant shall provide Landlord with advance written notice of the names of each individual to whom Tenant from time to time distributes Tenant's parking rights hereunder, and shall cause each such individual to execute Landlord's standard waiver form for garage users. If the parking charge for a particular parking space is not paid when due, Landlord may terminate Tenant's right under this Lease to such parking space only if the past due charge for that parking space is not paid to Landlord within fifteen (15) days after written notice of such failure from Landlord to Tenant (with such notice to Tenant meaning notice to the named Tenant, and notice to the individual to whom the parking space has been assigned shall not suffice for such notice). In no event may Landlord terminate this Lease due to non-payment of parking charges. Further, if at any time Tenant releases to Landlord any parking space provided for in this Paragraph 53, then Tenant's right under this Paragraph 53 to use such released parking space shall automatically forever terminate.

                  c. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the parking facility. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder (other than the parking charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord. Access to the parking spaces to be made available to Tenant shall, at Landlord's option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord, and Tenant's right to use the parking facility is conditioned on Tenant's abiding by and shall otherwise be subject to such reasonable rules and regulations as may be promulgated by Landlord from time to time for the parking facility. The parking rights provided hereunder shall accrue to an assignee of Tenant's interest in the Lease. Further, in the event of a sublease, Tenant may permit the subtenant to utilize the parking spaces provided for hereunder on the terms hereof, not to exceed such subtenant's prorata allocation of the parking spaces based on the size of the sublet premises.

            54. Signage; Lobby Directory.

                  a. Premises Entry Signage. Tenant may, at Tenant's expense, install a sign identifying Tenant's business at the entrances to the Ground Floor Premises and the 4th and 5th Floor Premises, provided that the design, size, color and location of the signs shall be in accordance with the Building's signage criteria and subject to Landlord's prior written approval, which approval may be granted or withheld in Landlord's sole but good faith discretion.

                  b. Building Exterior Signage.

                     i. Building Exterior Signage; Occupancy Requirement. The rights granted to Tenant under this Paragraph 54.b. are exclusive to the Tenant originally named herein, which is Ask Jeeves, Inc., a Delaware corporation, and shall not inure to the benefit of any subtenant or assignee of Tenant other than a Permitted Signage Assignee, as hereinafter defined. For purposes of the foregoing, a "Permitted Signage Assignee" is an entity to which Tenant's right, title and interest in this Lease has been assigned pursuant to Paragraph 13.g. above and which (i) has a net worth of not less than the net worth of Ask Jeeves, Inc., as of the date of this Lease or as of the date of the assignment of the Lease to such entity, whichever is greater, (ii) continues to operate a software engineering and internet application business substantially similar to the business operated by Ask Jeeves, Inc., as of the date of this Lease and
(iii) has an industry reputation not materially less favorable than that of Ask Jeeves, Inc. as of the date of this Lease, as reasonably determined by

Landlord. If Ask Jeeves, Inc., changes its name to a name other than Ask Jeeves, Inc., but continues to operate a software engineering and internet application business substantially similar to the business operated by Ask Jeeves, Inc., as of the date of this Lease, then such name change shall not affect Tenant's rights under this Paragraph 54.b.

                     Subject to the provisions of this Paragraph 54.b., Tenant shall have the exclusive right to erect and maintain the Exterior Signage (as defined in Paragraph 54.b.ii. below) on both the north and south parapet signage sites at the top of the Building (the "Signage Sites"). Tenant shall have the right to install and maintain the Exterior Signage on the Signage Sites only if Tenant originally named herein leases and is actually in occupancy of, and conducting business in, not less than 32,013 rentable square feet of space within the Building (the foregoing criteria being referred to hereinafter as the "Occupancy Requirements."). Notwithstanding the foregoing, during the period that Tenant is actively constructing the Initial Alterations in the Premises pursuant to Paragraph 4 above, Tenant shall be deemed to have satisfied the Occupancy Requirements. If, at any time after the date hereof, Tenant ceases to satisfy the Occupancy Requirements, then Landlord shall have the right, at any time thereafter and exercisable by written notice to Tenant, to terminate Tenant's right to the Exterior Signage and to require Tenant to remove the Exterior Signage from the Signage Sites in accordance with the removal requirements of Paragraph 54.b.iii. below. If Tenant fails at any time to satisfy the Occupancy Requirements, but Landlord does not send written notice to Tenant requiring that the Exterior Signage be removed from the Signage Sites, Landlord's failure to send such notice shall not constitute a wavier by Landlord of its right to require Tenant to remove the Exterior Signage from the Signage Sites and Landlord may, at any time thereafter, send Tenant the written notice requiring Tenant to remove the Exterior Signage from the Signage Sites in accordance with the requirements of Paragraph 54.b.iii. below and, upon receipt of such written notice, Tenant shall remove the Exterior Signage in accordance with the requirements of Paragraph 54.b.iii. below. Once Tenant has failed to satisfy the Occupancy Requirements, Tenant's subsequent satisfaction of the Occupancy Requirements shall not reinstate Tenant's rights to the Exterior Signage under this Paragraph 54.b. and, if Landlord has not previously required that Tenant remove the Exterior Signage due to Tenant's failure to satisfy the Occupancy Requirements at an earlier date, Landlord may still send such written notice requiring Tenant to remove the Exterior Signage from the Signage Sites notwithstanding the fact that Tenant, as of the date of the written notice, again satisfies the Occupancy Requirements.

            If Tenant has not installed the Exterior Signage on the Signage Sites on or before the date that is one (1) year following the earlier of (x) the date Tenant commences business in any portion of the Premises or (y) December 1, 2004 (such one (1) year period to be extended by the length of any delay in the installation of the Exterior Signage caused by Landlord) then Tenant's rights under this Paragraph 54.b. shall automatically and forever terminate without notice; provided, however, that, if Tenant has not installed the Exterior Signage by the end of such one (1) year period (as the same may have been extended by delays caused by Landlord) because Tenant is then contemplating a name change or is then actively pursuing a merger with another entity, then such one (1) year period shall be extended through the earlier of
(i) date that Tenant has reached a decision regarding its name or the date that the merger is consummated, whichever is applicable, or (ii) the date that is six
(6) months following the end of the one (1) year period (as such one (1) year period may have been extended by Landlord delay). If Tenant has not installed the Exterior Signage by the end of the one (1) year period (as the same may have been extended due to Landlord delay) and Tenant requests the extension provided for above due to a contemplated name change or merger, Tenant shall, with five
(5) business days Landlord's written request, provide reasonable written evidence to Landlord that the name change is actually being contemplated or the merger is being actively pursued, whichever is applicable.

                  ii. Installation and Maintenance of Exterior Signage. The Exterior Signage shall contain only Tenant's name and/or logo, shall be subject to Landlord's prior written approval (in Landlord's sole but good faith discretion) with regard to size, design, color, materials, content, location and method of installation, and shall be appropriate for a first-class high rise office building, in conformity with the overall design and ambiance of the Real Property and in compliance with all applicable Legal Requirements. Landlord's approval of any item reviewed by Landlord under this Paragraph 54.b.ii. shall merely indicate Landlord's consent to the proposed work shown thereon, and in no event shall be deemed to constitute a representation by Landlord that the work called for therein complies with applicable building codes or other Legal Requirements nor shall such consent release Tenant from Tenant's obligations to supply plans and specifications that do so conform to applicable building codes and Legal Requirements. The cost of the design, manufacture, installation and lighting (if any) of the Exterior Signage shall be borne by Tenant and the Alterations Allowance provided for in Paragraph 4.b. above may not be applied to such costs. Tenant shall be responsible for obtaining, at Tenant's sole cost and expense, any and all necessary zoning and other public or private approvals and permits required for the Exterior Signage (provided that in doing so Tenant shall not adversely affect Landlord or impair in any way Landlord's current or permitted use of the Real Property and provided, further, that Landlord makes no representation whatsoever that any of the foregoing items may be obtained). Landlord represents to Tenant that Landlord is not presently aware of any private (as opposed to public) approvals or permits required for the Exterior Signage. Landlord will reasonably cooperate with Tenant in its efforts to obtain such approvals and permits, provided that Landlord shall not be required to incur any costs in connection therewith. The Exterior Signage, as approved by Landlord in writing, may not be modified, replaced or removed without Landlord' prior written approval, in Landlord's sole but good faith discretion. Landlord shall grant its approval or disapproval (including specific reasons for disapproval) to any proposed Exterior Signage or modification thereto within twenty (20) days following Landlord's receipt of Tenant's written request therefor.

                        The installation of the Exterior Signage shall be performed by contractors approved in advance by Landlord in writing (and Tenant's contract with such contractors shall be subject to Landlord's prior review and reasonable written approval) and in accordance with Landlord's reasonable construction and insurance requirements (which insurance requirements shall include liability insurance with coverage of $25,000,000.00 per occurrence/general aggregate, with such policies naming Landlord and its agents and other reasonable designees as additional insureds; provided, however, if the installation of the Exterior Signage does not utilize a helicopter, then the general contractor performing the installation may have coverage of not less than $10,000,000.00, but only if the insurance carried by the subcontractors utilized by the general contractor for the installation provides coverage of not less than $15,000,000.00, so that a total of not less than $25,000,000.00 in coverage is available with regard to the installation).

                        During the period that the Exterior Signage is installed on the Signage Sites, Tenant shall, at Tenant's sole cost, maintain the Exterior Signage in a good and first class condition appropriate for a first class office Building in downtown Oakland or the San Francisco Financial District and in accordance with all applicable Legal Requirements; provided, however, at Landlord's election, Landlord may perform any such cleaning, maintenance, repair or modification of the Exterior Signage or other portions of the Real Property required to effect compliance with Legal Requirements, in which event, Tenant shall pay the costs of such work to Landlord within thirty (30) days after receipt of Landlord's invoice therefor. Tenant's access to the roof of the Building for purposes of installing, maintaining and removing the Exterior Signage shall be in accordance with Landlord's reasonable requirements regarding roof access.

                  iii. Removal of Exterior Signage. Upon the expiration or earlier termination of this Lease, or if Tenant is required by Landlord pursuant to Paragraph 54.b.i. above to the remove the Exterior Signage during the term hereof, or if Tenant desires to remove the Exterior Signage during the term hereof, or if Legal Requirements no longer permit the Exterior Signage to remain on the Signage Sites for any reason, Tenant shall, at Tenant's sole cost and expense, remove the Exterior Signage from the Signage Sites and repair and restore the affected areas of the Building and Real Property to their original condition at the time the Exterior Signage was installed, ordinary wear and tear excepted; provided, however, at Landlord's election upon written notice to Tenant, Landlord may perform the foregoing removal and restoration work, in which event Tenant shall pay the costs of such work to Landlord within thirty
(30) days after receipt of Landlord's invoice therefor. If Landlord does not elect to perform the removal and restoration work pursuant to the foregoing, the removal and restoration work shall be performed by contractors approved in advance by Landlord in writing (and Tenant's contract with such contractors shall be subject to Landlord's prior review and reasonable written approval) and in accordance with Landlord's reasonable construction and insurance requirements (which insurance requirements shall be the same as those set forth in Paragraph 54.b.ii. above for the installation of the Exterior Signage). Tenant's obligations regarding the removal of the signage and restoration of the affected areas of the Building and Real Property shall survive the expiration or sooner termination of this Lease.

            If the Exterior Signage is removed from the Signage Sites during the term hereof in accordance with the provisions of this Paragraph 54.b.iii., this Lease shall not be void or voidable, nor shall Tenant be entitled to a reduction in rent under the Lease or any other compensation or damages.

                  iv. Reimbursement of Landlord's Costs; Repair of Damage; Waiver and Indemnification.

                        (a) Reimbursement of Landlord's Costs. Tenant shall reimburse Landlord for any and all out-of-pocket costs reasonably incurred by Landlord in connection with the installation, existence or removal of the Exterior Signage pursuant to this Paragraph 54.b., including, without limitation, costs of retaining engineers or other consultants to review the design, weight, construction and/or manner of installation of the Exterior Signage, and costs incurred by Landlord in connection with the issuance of the permits required for the installation of the Exterior Signage, which reimbursement shall be made within thirty (30)days of Landlord's written demand, which written demand shall specify the particular costs for which Landlord is requesting reimbursement hereunder.

                        (b) Repair of Damage. Tenant shall, at Tenant's sole cost, repair any and all damage caused to the Building or any other portion of the Real Property as a result of the installation, existence or removal of the Exterior Signage, except to the extent such damage is caused by the gross negligence or willful misconduct of Landlord. Such repair shall be performed by contractors reasonably approved by Landlord in advance pursuant to contracts reasonably approved by Landlord, and such work shall be performed in accordance with Landlord's construction procedures and insurance requirements.

                        (c) Waiver and Indemnification. Landlord and the holders of any Superior Interests (as defined in Paragraph 21.c. above) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to the Exterior Signage from any cause whatsoever, including without limitation, water leakage of any character from the roof or walls, or gas, fire, explosion, or any malfunction within the Real Property, or acts of other tenants of, or persons entering, the Building or roof of the Building; provided, however, that the foregoing waiver shall be inapplicable to any loss, injury or damage resulting from Landlord's gross negligence or willful misconduct.

                  Tenant shall hold Landlord and the other Indemnitees (as defined in Paragraph 14.b. above) harmless from and indemnify the Indemnitees against any and all Claims (as defined in Paragraph 14.b. above), including consequential damages, to the extent arising from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property (including, without limitation, the Real Property), occurring in connection with the Exterior Signage (including, without limitation, the installation, existence or removal thereof) except to the extent such Claims are caused directly by the gross negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease with respect to any event occurring covered hereby that occurred prior to such expiration or termination.

                  c. Building Directory. Tenant shall be entitled, at no cost to Tenant, to have the name of Tenant's company listed on the Building directory situated in the lobby of the Building, as well as Tenant's pro rata share of additional lines on such directory (based upon the rentable square footage of the Premises) for the listing of Tenant's departments and subtenants. If, after Tenant's name is initially listed on the directory, Tenant requests a change in Tenant's name as printed thereon, Tenant shall reimburse Landlord for Landlord's cost of reprinting Tenant's name for the directory.

            55. License for Tenant's Standby Generator. The provisions of this Paragraph 55 are personal to Ask Jeeves, Inc., a Delaware corporation, and any Permitted Generator Assignee (as hereinafter defined) and shall not apply to any other assignee, subtenant or other occupant of the Premises. For purposes of the foregoing, a "Permitted Generator Assignee" is an entity to which Tenant's right, title and interest in this Lease has been assigned pursuant to Paragraph 13.g. above and which continues to operate a software engineering and internet application business substantially similar to the business operated by Ask Jeeves, Inc., immediately prior to the assignment.

                        a. License. Effective as of the Commencement Date and continuing through the term of this Lease, as the same may be extended (unless terminated earlier pursuant to the provisions of this Paragraph 55) Landlord hereby grants to Tenant and Tenant hereby accepts from Landlord, a license (the "License") to use the following portions of the Building:

                  (i) on an non-exclusive basis, in common with Landlord only, an area not to exceed 2,000 square feet in size (the "Generator Site") to be designated by Landlord and located within the area on the mezzanine level of the Building that is outlined on Exhibit D attached hereto, for purposes of the installation, operation, maintenance and replacement by Tenant, at Tenant's sole expense, of either one (1) self contained 1,000 kilowatt diesel generator with diesel fuel tank, or two (2) self contained 500 kilowatt diesel generators with diesel fuel tank (collectively the "Generator") to provide electrical power to the Ground Floor Premises (and the Ground Floor Premises only) in the event of a failure of the electrical service to the Ground Floor Premises, the exact design of the Generator and manner of installation to be subject to Landlord's written prior approval in accordance with the terms below;

                  (ii) on a non-exclusive basis, in common with one or more other tenants or licensees of the Building and Landlord, a pathway, as more particularly shown or described in plans to be approved by Landlord pursuant to Paragraph 55.e. below for the installation of up to six (6) conduits, not exceeding four (4) inches each in diameter, containing electrical wires and cables (the "Lines") as reasonably needed to connect the Generator with the Ground Floor Premises.

                  The Lines and the Generator, and any replacement, alteration, addition or installation thereof approved by Landlord pursuant to this Paragraph 55 are collectively referred to herein as the "Equipment". The Generator Site and the areas of the Building in which the Lines shall be located are collectively referred to herein as the "Ancillary Sites".

            b. Lease Provisions Applicable. The provisions of the other sections of this Lease shall apply to the Ancillary Sites and this License (except to the extent inconsistent with the provisions of this Paragraph 55). Without limiting the generality of the foregoing, the provisions of Paragraph 14 (Indemnification of Landlord), Paragraph 15 (Insurance) and Paragraph 20 (Surrender; Holding
Over), shall apply in full to Tenant's License of the Ancillary Sites and Tenant's installation, operation and maintenance of the Equipment. If Tenant fails to perform any of its obligations under this Paragraph 55 and such failure continues for ten (10) days after written notice thereof from Landlord (or if the failure cannot by its nature be cured within the 10-day period, if Tenant fails to commence to cure such failure within the 10-day period and thereafter diligently prosecute such cure to completion), such failure shall constitute an Event of Default entitling Landlord to the remedies under Paragraph 25.b. of the Lease and, in addition to the other remedies set forth in Paragraph 25.b. for an Event of Default, upon such Event of Default, Landlord may terminate the License granted hereunder by written notice to Tenant. Notwithstanding anything to the contrary herein, Landlord shall not be obligated to provide any water, gas, electricity or other utilities to the Ancillary Sites. Without limiting Paragraph 14.b. of the Lease, Tenant expressly agrees to indemnify, defend and save harmless Landlord and the other Indemnitees from and against all Claims arising (or claimed to have arisen) from the installation, maintenance and operation of the Lines or the Equipment, except to the extent arising from the gross negligence or willful misconduct of Landlord or any other Indemnitee. In addition to the provisions of Paragraph 28 of this Lease, Landlord shall in no event be liable for any loss or damage to the Equipment, or for any losses or damages arising out of or in connection with any loss or damage to the Equipment or failure of the Equipment to operate when needed (except to the extent caused by the gross negligence or willful misconduct of Landlord's or its employees' or agents') and Tenant shall install and maintain the Equipment in such manner as to protect it against damage and disruption.

                  c. Approval, Identification; Specifications.

                        i. Landlord's Approvals or Requirements. Landlord's approval of, or requirements concerning, the Lines, the Equipment or any plans and specifications, contractors and subcontractors for the design or installation thereof, shall not be deemed a waiver of any of the provisions of this Lease, nor a warranty as to the adequacy of the design, workmanship or quality of materials or installation or compliance with applicable Legal Requirements, and Landlord shall have no responsibility or liability for the same. Landlord shall have no responsibility for any deficiencies in drawings submitted by Tenant for approval by Landlord or any failure of such drawings to reflect actual conditions (concealed or apparent) at the Building, including without limitation any failure of the drawings to reflect existing equipment, walls or other facilities. In the case any such drawings are deficient, Landlord may require that Tenant stop the installation work and revise the drawings. Any matters not specifically reflected in the drawings (including for example, but not limited to, the height of any proposed wall penetration or the height at which the Lines will be run) shall be subject to Landlord's prior written approval, which may be withheld in Landlord's reasonable discretion.

                        ii. Identification. Tenant shall cause Tenant's personnel or contractor(s) to clearly mark (including any color coding required by the Building) the Generator and each conduit, cable, wire and piece of equipment comprising the Lines with the License number assigned by the Building management and the starting point and the destination of such conduit, cable or wire (e.g. "No. 100, Ground to Suite 100"), and shall place such identification tags in each closet, if any, that the Lines pass through, on each horizontal run of the Lines, and on each item of equipment that is part of the Lines.

                        iii. Line Specifications. To the extent applicable, all Lines shall comply with the specifications and requirements established by Landlord from time to time.

                  d. Impositions; Charges. Tenant shall be responsible for and promptly pay all additional real and personal property taxes, assessments, charges, fees or other governmental impositions levied or assessed on the Building, the Real Property, Landlord or Tenant due to the Equipment or the construction, operation or removal thereof. In addition, Tenant shall pay to Landlord within fifteen (15) days following written demand, an amount equal to the reasonable and actual out-of-pocket costs incurred by Landlord in connection with the installation of the Equipment (or any subsequent modification to, or replacement of, the Equipment), which costs shall include, without limitation, any costs incurred by Landlord in retaining third party engineers or consultants for the review of Tenant's plans and/or for oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant's obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Paragraph 55).

                  e. Installation Plans. Tenant shall submit to Landlord for Landlord's prior approval detailed plans and specifications (in form acceptable to Landlord) for the Equipment to be installed by Tenant on the Ancillary Sites. Further, Tenant shall submit to Landlord detailed plans and specifications for any subsequent modification or replacement of the Equipment. Tenant shall not commence any such installation, modification or replacement until such plans and specifications have been approved in writing by Landlord and Tenant shall have submitted such evidence as Landlord shall reasonably require evidencing that Tenant has obtained all necessary governmental approvals and permits for installation and operation of the Equipment. Further, no work shall commence until Landlord has received from Tenant the insurance required by Landlord, in accordance with Landlord's construction procedures for the Building, for Tenant's contractor(s) performing the work. Landlord shall have no responsibility for, and Tenant holds Landlord harmless from, any failure of Tenant's Equipment to function properly notwithstanding the fact that Landlord may have approved plans and specifications therefor. Tenant shall keep the Ancillary Sites and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred with respect to the Equipment. Tenant shall install, maintain and operate the Equipment in a safe manner that shall not overburden or otherwise adversely affect any walls, floors, ceilings or any other structural or nonstructural elements in the Building or the electrical system therein. Tenant shall give Landlord not less than ten (10) days prior written notice of the commencement of any construction or installation under this Paragraph 55. If required by Landlord, Tenant shall obtain opinions from engineers reasonably acceptable to Landlord (or at Landlord's sole discretion, shall reimburse Landlord's out of pocket and reasonable costs for obtaining such opinions directly) stating that the Lines and work to be done with respect thereto will not adversely affect other lines or equipment at the Building, the Building systems and equipment (including without limitation, electrical, heating, ventilating, air-conditioning, plumbing, alarm and fire protection), or the Building structure. At all times during the term of this Lease, Tenant shall maintain with Landlord a current and complete record of all Tenant's Lines in the Building.

                  f. Use; Compliance With Law. Tenant agrees that Tenant shall not sell the services of the Equipment, or otherwise use the Equipment to provide services to any party other than Tenant or to any other location other than the Premises. Landlord makes no representation that Tenant's contemplated use of the Lines or the Ancillary Sites will comply with applicable Legal Requirements. Tenant, at Tenant's sole expense, shall comply with all Legal Requirements regarding the installation, construction, operation and maintenance of the Equipment, and shall be solely responsible for obtaining and shall obtain and keep in force all permits, licenses and approvals necessary for operation of the Equipment (provided that in doing so Tenant shall not adversely affect Landlord or impair in any way Landlord's current and permitted use of the Building). If at any time during the term of the License such permits or approvals shall expire and are not renewed within thirty (30) days after the expiration thereof, or if applicable Legal Requirements shall otherwise not permit the Equipment to remain or be operated on the Ancillary Sites, Tenant shall promptly remove the Equipment in accordance with the provisions set forth below applicable to Tenant's removal of the Equipment upon the expiration or earlier termination of the License.

                  Tenant shall not use any portion of the Ancillary Sites for the storage, generation or handling of Hazardous Materials without the express written prior consent of Landlord (which consent may be withheld by Landlord in its sole discretion), and then only to the extent that the presence of the Hazardous Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable Legal Requirements and (ii) in compliance with any terms and conditions stated in said prior written approval by Landlord. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Ancillary Sites or any other portion of the Real Property. In the event of any release of Hazardous Materials upon the Ancillary Sites or any other portion of the Real Property, or upon adjacent lands, if caused by Tenant or Tenant's agents, employees, contractors, licensees or invitees, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements.

                  Notwithstanding anything to the contrary in this Paragraph 55.f., Tenant may utilize diesel fuel for the operation of the Equipment, provided that Tenant complies with all applicable Legal Requirements regarding the handling, storage and use of such fuel, as more particularly provided above. Tenant shall not store diesel fuel other than in the storage tank which is a part of the Equipment.

                  Without limiting any of the foregoing, (x) Tenant's use and operation of the Generator shall be in compliance with all Legal Requirements applying to noise and (y) the size and construction of the diesel fuel tank that is a part of the Generator shall comply with all applicable Legal Requirements.

                  g. Fueling and Testing of Tenant's Generator Equipment; Limited Purpose and Use of Equipment. If Tenant desires to have the Generator fueled, Tenant shall, at Tenant's sole cost, arrange for a third party supplier of diesel fuel to supply the fuel by means approved in advance by

Landlord. Tenant acknowledges and agrees that Landlord has no responsibility for fueling, or making arrangements to fuel, the Generator, and, without limiting the foregoing, in the event of an interruption in, or failure or inability to provide fuel to the Generator (a "Fuel Interruption") such Fuel Interruption shall not impose upon Landlord any liability whatsoever (including, without limitation, liability for consequential damages or loss of business by Tenant) and Tenant hereby waives all claims against Landlord or the Indemnitees for any loss or damage resulting from any such Fuel Interruption.

                  Tenant may turn on the Equipment for the purpose of testing the Equipment only during non-business hours on non-Business Days of the Building. Further, Tenant shall provide Landlord with not less than two (2) Business Days prior notice that testing will occur and shall have appropriately trained representatives present for the testing. Tenant shall comply with any and all reasonable requirements of Landlord in connection with such testing.

                  Tenant agrees that the Equipment may be used only for providing electrical power to the Ground Floor Premises during an interruption in the Building's normal source of electrical power; including, without limitation, providing standby electrical power to the Cooling Tower Equipment (as defined in Paragraph 55 above). Accordingly, except for turning the Equipment on for testing pursuant to the immediately preceding grammatical paragraph, the Equipment shall not be turned on unless electricity is not being provided to the Ground Floor Premises.

                  h. Removal of Equipment. The Equipment shall be and remain Tenant's property throughout the term of the License granted hereunder. Upon the expiration or any sooner termination of the License, or if Tenant is required to remove the Equipment by any governmental agency having jurisdiction over the Equipment, Tenant shall immediately, at its sole expense, remove all of the Equipment from the Ancillary Sites and restore any damage caused by the installation or removal thereof.

                  i. Access to Ancillary Sites. Subject to the notice requirements hereinafter set forth, Tenant shall have the right, at Tenant's sole cost and expense, to enter upon the Ancillary Sites to construct, install, operate and maintain the Equipment on the Ancillary Sites until the License terminates. Tenant may access the Ancillary Sites and perform construction work therein in accordance with the plans and specifications approved by Landlord pursuant to Paragraph 55.e. above. Tenant may have access to the Ancillary Sites for normal repairs during the business hours of the Building upon not less than twenty-four (24) hours' prior telephone notice to the Building manager (or such other representative of Landlord as may be designated by Landlord from time to time by notice to Tenant) and otherwise in accordance with the rules and procedures (including scheduling requirements) of the Building as in effect from time to time for such access and work. Tenant may access the Ancillary Sites for emergency repairs in accordance with such rules and procedures of the Building as in effect from time to time for such emergency access and work. A representative of Landlord shall be entitled to be present any time Tenant wishes to access the Ancillary Sites (including emergency access), and Tenant shall not access the Ancillary Sites at any time without such representative unless Landlord shall have expressly waived such requirement in writing. Landlord may allow access to the Ancillary Sites to any persons who show evidence which, in the sole good faith judgment and discretion of Landlord, appears to constitute authorization by Tenant or by any other tenant granted rights by Landlord to install, operate and/or maintain facilities or equipment of any kind in such areas of the Building, or by any representative or agent of Landlord for such access. Tenant shall reimburse Landlord for Landlord's costs of monitoring and/or supervising Tenant's activities in connection with the License granted hereunder (including, without limitation, Landlord's engineering, security or other personnel costs), and such costs shall be payable by Tenant within fifteen (15) days of billing; provided, however, such reimbursement shall be inapplicable to Landlord's cost of monitoring and supervising the initial installation of the equipment or the subsequent replacement thereof, in which instances the five percent (5%) fee provided for in Paragraph 55.d. above shall instead apply.

                  j. Landlord's Liability. Landlord shall have no obligation to design, install, construct, use, operate, maintain, repair, replace or remove Tenant's Equipment nor any other responsibility or liability in connection therewith.

                  k. Repair. Tenant acknowledges and agrees that Tenant accepts the Ancillary Sites in their "as-is" condition, and that Tenant at its own expense shall make any alterations necessary to make such sites suitable for Tenant's purposes thereon, subject to Landlord's approval rights set forth above. Tenant, at Tenant's sole cost and expense, shall keep the Ancillary Sites in good, safe condition and repair. Landlord makes no representations respecting the condition of the Ancillary Sites or their suitability for operation of the Equipment. Landlord shall use its good faith efforts to perform any repairs to or about the Ancillary Sites to be performed in such manner as shall not require Tenant to remove Tenant's Equipment from the

Ancillary Sites, but Landlord, on reasonable advance notice to Tenant, may require Tenant to temporarily remove Tenant's Equipment from the Ancillary Sites if the same is reasonably required in order to allow Landlord to perform the repairs. Such removal and the reinstallation of the Equipment shall be at Tenant's sole cost and expense.

                  l. Deleted.

                  m. Damage or Destruction; Eminent Domain. A fire or other casualty or a taking affecting the Ancillary Sites or the Equipment shall not affect the obligations of Tenant under this Lease, and the Lease shall remain in full force and effect, without any abatement of any amounts payable to Landlord hereunder, except that the license fee provided for in Paragraph 55.q. below, if applicable, shall be fully abated during any period that the Generator Site is not available for use by Tenant due to casualty or condemnation. Landlord shall be entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking of the Ancillary Sites, and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of its rights under this Paragraph 55.

                  n. Security. The parties acknowledge that safety and security devices, services and programs provided by Landlord at the Building and Building (including without limitation, any such devices and programs affecting the Ancillary Sites), if any, may not prevent theft or other criminal acts, or ensure safety of persons or property or limit access. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by any party, is assumed by Tenant with respect to Tenant's property and interests (including without limitation the Lines), Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, and, without limiting the provisions of Paragraph 14 or Paragraph 28 above, Tenant releases Landlord and the other Indemnitees from any liability for or in connection with such acts and losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by any Legal Requirement.

                  o. Term of the License. The term of the License shall commence on the date hereof, and, unless terminated earlier pursuant to this Paragraph 55, shall continue through the Expiration Date or the earlier termination of this Lease.

                  p. Evacuation. If Landlord closes the Building and calls for its evacuation by means of written or oral notice to the Ground Floor Premises (which notice may be personal, telephonic, or by means of the Building's public address system), or suggests by means of written or oral notice to the Ground Floor Premises (which notice may be personal, telephonic, or by means of the Building's public address system) that the Building be evacuated for any reason, including because of an electrical failure, and if one or more of Tenant's owners, officers, directors, employees, contractors, agents, licensees, invitees or other persons acting on behalf of or at the request, or with permission, of Tenant (collectively, "Tenant's Personnel") remain in or later enter the Building or the Ground Floor Premises during the evacuation period, then Tenant hereby waives all Claims against Landlord and the Indemnitees for any injury incurred by any of Tenant's Personnel, or injury to property, due in whole or in part to Tenant's failure to evacuate all of Tenant's Personnel from the Ground Floor Premises and the Building. Further Tenant will hold the Indemnitees harmless from and defend and indemnify them against any and all Claims incurred by them as a direct or indirect result of Tenant's Personnel remaining in the Ground Floor Premises or the Building during such evacuation period.

                  q. Fee for use of Generator Site. No fee shall be charged for the License granted under this Paragraph 55 if the Generator Site is one thousand (1,000) square feet or less in size. However, if the Generator Site is more than one thousand (1,000) square feet in size, then Tenant shall pay to Landlord during the term of this Lease a license fee in the initial amount of Twelve Dollars ($12.00) per rentable square foot per annum for each square foot of the Generator Site that exceeds 1,000 square feet, with such sum to be increased annually by three per cent (3%). The aforementioned fee shall be paid in equal monthly installments, in advance, on the first day of each calendar month along with Tenant's payment of Monthly Rent under Paragraph 5 above. The license fee shall constitute rent under this Lease.

                  r. Survival. The indemnities granted by Tenant in this Paragraph 55 shall survive the expiration or earlier termination of the Lease.

                  56. Renewal Option.

                        a. Option to Renew. Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years (the "Extension Term"), commencing upon the expiration of the initial term of this Lease. The renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than one (1) year prior to expiration of the initial term of this Lease. Notwithstanding the foregoing, at Landlord's election, the renewal option shall be null and void and Tenant shall have no right to renew this Lease pursuant thereto if on the date Tenant exercises the option or on the date immediately preceding the commencement of the renewal period (i) the Tenant originally named in this Lease is not in occupancy of at least 32,013 rentable square feet of space under this Lease or such Tenant does not intend to continue to occupy at least 32,013 retable square feet of space under this Lease, or (ii) Tenant is in default of any of its obligations under this Lease.

                        b. Terms and Conditions. If Tenant exercises the renewal option, then all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during such Extension Term, except that (i) Tenant shall have no further right to renew this Lease, (ii) Tenant shall take the Premises in their then "as-is" state and condition, (iii) the Monthly Rent payable by Tenant for the Premises (the "Renewal Rent") shall be the then-Fair Market Rent for the Premises based upon the terms of this Lease, as renewed, (iv) the Base Year for the Premises shall be the calendar year in which the Extension Term commences, and (v) the Base Tax Year shall be the fiscal tax year in which the Extension Term commences. Fair Market Rent shall include the periodic rental increases, if any, that would be included for space leased for the period the space will be covered by the Lease. For purposes of this Paragraph 56, the term "Fair Market Rent" shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration the unique quality and prestige of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first-class, reputable, established high-rise office buildings of comparable age in comparable locations in downtown Oakland, in comparable physical and economic condition, taking into consideration (regardless of whether the same shall increase or decrease the Fair Market Rent) the Base Year and the Base Tax Year for escalation and the escalation provisions of this Lease, the load factor, Tenant's renewal rights under this Lease, the quality of the Building and level of Building services, the location of the Building, existing improvements (if any), the presence or absence of asbestos in the Building, and such amenities as view, floor on which the space is situated and the like, any differences between the absence of any tenant concessions for the Extension Term, including, without limitation, tenant improvement allowances and free rent periods for construction or otherwise, and any brokerage or leasing commissions payable by Landlord, and the then-prevailing ordinary rental market practices with respect to tenant concessions (if any). The Fair Market Rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing six (6) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the Fair Market Rent within said thirty (30)-day period, then the Fair Market Rent shall be established by appraisal in accordance with the procedures set forth in Paragraph 56.c. below.

                        c. Appraisal. Within fifteen (15) days after the expiration of the thirty (30)-day period set forth in Paragraph 56.b. above for the mutual agreement of Landlord and Tenant as to the Fair Market Rent, each party hereto, at its cost, shall engage a real estate broker (each a "Qualified Broker") to act on its behalf in determining the Fair Market Rent. The Qualified Brokers each shall have at least ten (10) years' experience with leases in first-class high-rise office buildings in downtown Oakland and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party does not appoint a Qualified Broker within such fifteen (15)-day period but a Qualified Broker is appointed by the other respective party, the single Qualified Broker appointed shall be the sole Qualified Broker and shall set the Fair Market Rent. If the two Qualified Brokers are appointed by the parties as stated in this paragraph, such Qualified Brokers shall meet promptly and attempt to set the Fair Market Rent. If such Qualified Brokers are unable to agree within thirty (30) days after appointment of the second Qualified Broker, the Qualified Brokers shall elect a third Qualified Broker meeting the qualifications stated in this paragraph within ten
(10) days after the last date the two Qualified Brokers are given to set the Fair Market Rent. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third Qualified Broker and of the third Qualified Broker's fee. The third Qualified Broker shall be a person who has not previously acted in any capacity for either party.

                           The third Qualified Broker shall conduct his own
investigation of the Fair Market Rent, and shall be instructed not to advise either party of his determination of the Fair Market Rent except as follows:
When the third Qualified Broker has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third Qualified Broker to Landlord and Tenant, on which he shall disclose his determination of the Fair Market Rent. Such meeting shall take place in the third Qualified Broker's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of Fair Market Rent is set forth, the third Qualified Broker shall place his determination of the Fair Market Rent in a sealed envelope. Landlord's Qualified Broker and Tenant's Qualified Broker shall each set forth their determination of Fair Market Rent on a paper, initial the same and place them in sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

                        In the presence of the third Qualified Broker, the determination of the Fair Market Rent by Landlord's Qualified Broker and Tenant's Qualified Broker shall be opened and examined. Using the Fair Market Rent provided by Landlord's Qualified Broker and Tenant's

Qualified Broker, Landlord and Tenant shall determine the Average Monthly Rent (as defined below) with respect to each Qualified Broker's determination of the Fair Market Rent. As used herein, "Average Monthly Rent" shall mean, with respect to each Qualified Broker's determination of Fair Market Rent, the amount derived by dividing such Qualified Broker's assessment of the total Fair Market Rent due with respect to the entire Extension Term by the number of months in such Extension Term. If the higher of the two determinations of Average Monthly Rent is one hundred five percent (105%) or less of the amount set forth in the lower determination, the average of the two (2) determinations of Fair Market Rent shall be the Fair Market Rent, the envelope containing the determination of the Fair Market Rent by the third Qualified Broker shall be destroyed and the third Qualified Broker shall be instructed not to disclose his determination. If either party's envelope is blank, or does not set forth a determination of Fair Market Rent, the determination of the other party shall prevail and be treated as the Fair Market Rent. If the higher of the two (2) determinations of Average Monthly Rent is more than one hundred five percent (105%) of the amount of the lower determination, the envelope containing the third Qualified Broker's determination shall be opened. Using the Fair Market Rent provided by each of the three Qualified Brokers, Landlord and Tenant shall determine the Average Monthly Rent with respect to each Qualified Broker's determination of Fair Market Rent. If the value of Average Monthly Rent determined by the third Qualified Broker is the average of the Average Monthly Rent values proposed by Landlord's Qualified Broker and Tenant's Qualified Broker, the third Qualified Broker's determination of Fair Market Rent shall be the Fair Market Rent. If such is not the case, Fair Market Rent shall be the rent proposed by whichever of Landlord's Qualified Broker's or Tenant's Qualified Broker's determination of Average Monthly Rent is closest to the determination of Average Monthly Rent by the third Qualified Broker.

                        d. Minimum Rental. Notwithstanding anything in the foregoing to the contrary, in no event shall the Monthly Rent during the renewal period be less than the aggregate of the amounts of Monthly Rent and Additional Rent payable by Tenant (for all of the Premises leased hereunder) under Paragraphs 2.b., 5 and 7 hereof for the calendar month immediately preceding the commencement of the renewal period.

         THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof.

Landlord:                                    Tenant:

555 TWELFTH STREET VENTURE, LLC,             ASK JEEVES, INC., a Delaware
a Delaware limited liability company         corporation

By: /s/ James A. Pierre                      By: /s/ Scott Bauer
    -------------------------------              ------------------------------

Name: James A. Pierre                        Name: Scott Bauer

Title: Vice President                        Title: V.P. & Corporate Controller

                                    EXHIBIT A

                               Outline of Premises

                      [Three pages of graphic floor plans.]

                                    EXHIBIT B

                              RULES AND REGULATIONS

                               555 TWELFTH STREET

            1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Premises visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Landlord shall have the right to remove, at Tenant's expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord.

                  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

                  If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

            2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

            3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

            4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

            5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

            6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

            7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof; provided, however, that Tenant may hang on the walls of the Premises artwork and other items typically hung in office premises using nails, hooks or other devices reasonably approved by Landlord for such purposes.

            8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.

            9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

            10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

            11. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord's standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant's employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord's cleaning or scavenger contractors for the handling of food-related or so-called "wet" refuse, Landlord's obligation to provide such removal, without special charge, shall cease.

            12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord; subject, however, to the provisions of the Lease regarding Tenant's standby generator.

            13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

            14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

            15. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

            16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building's customary charge therefor as established from time to time by Landlord.

            17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

            18. Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

            19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

            20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

            21. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord.

            22. Subject to Tenant's right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

                                    EXHIBIT C

                        Form of Commencement Date Letter

                                     [DATE]

Ask Jeeves, Inc.
___________________
___________________

            Re: Lease, dated June __, 2004 (the "Lease"), between 555 Twelfth Street Venture, LLC, a Delaware limited liability company ("Landlord") and Ask Jeeves, Inc., a Delaware corporation ("Tenant") for premises on the ground, 4th and 5th floors of the building located at 555 12th Street, Oakland, CA.

Gentlemen or Ladies:

            Pursuant to Paragraph 3.a. of your above-referenced Lease, this letter shall confirm that the Premises were delivered to you in the condition required by Paragraph 4.a. of the Lease on ____________________. According, the Commencement Date of the Lease (as defined in Paragraph 2.b. of the Lease) is ___________________________. As provided in Paragraph 2.b. of the Lease, the Expiration Date of the Lease is May 31, 2013.

            Please acknowledge Tenant's agreement to the foregoing by executing both duplicate originals of this letter and returning one fully executed duplicate original to Landlord at the address on this letterhead. If Landlord does not receive a fully executed duplicate original of this letter from Tenant evidencing Tenant's agreement to the foregoing (or a written response setting forth Tenant's disagreement with the foregoing) within twenty (20) days of the date of this letter, Tenant will be deemed to have consented to the terms set forth herein.

                                        Very truly yours,

                                        555 TWELFTH STREET VENTURE, LLC,
                                        a Delaware limited liability company

                                        By________________________________

                                        Its Authorized Signatory

The undersigned agrees to the dates set forth above:

Ask Jeeves, Inc., a Delaware corporation

By___________________________

Name_________________________

Title_________________________


                                       1
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                                    EXHIBIT D

       Outline of Mezzanine Area in which Generator Site is to be Located

                          [one page graphic floor plan]

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                                    EXHIBIT E

                            Janitorial Specifications

                         1. TENANT SUITES / OFFICE AREAS

Daily
1.  Light Bulbs - Change light bulbs with Owner's Agent-supplied lamps.

2. Tenant Calls - Respond to tenant calls (coffee spills, toner spills, special clean-ups, etc.) as directed by Property Management.

Nightly

1. Vacuuming & Spot-Cleaning - Vacuum and spot-clean all carpeted floors and sweep and sweep or dust-mop and spot-mop all non-carpeted floors, moving all light furniture and returning it to its original position.

2. Cleaning Non-Floor Surfaces - Spot-clean all walls, doorframes, light switches, walls, window mullions, and glass partitions to remove streaks, smudges, hand marks, and spills, giving particular attention to areas prone to fingerprints and hand marks.

3. Dusting - Remove dust from all surfaces, including desks, conference tables, file cabinets, bookshelves, picture frames, window sills, and all other horizontal surfaces within reach. Papers and files on desks are not to be moved. Personal effects on desks and credenzas are not to be moved.

4. Furniture & Accessories - Wipe desks, file cabinets, furniture, and accessories with a dampened cloth to remove spills, smudges, and streaks. Use a neutral cleaning solution as necessary. Arrange office and conference room furniture properly.

5. Cleaning Horizontal Surfaces - All tenant lunch areas will be maintained by wiping all horizontal surfaces, chairs, spot cleaning of appliance surfaces, and cleaning and polishing sink fixtures. Dirty dishes are not to be cleaned unless a separate arrangement is made between the Contractor and tenant.

6. Trash Removal - Empty all trash receptacles and replace liners as needed, taking care to keep recyclables and non-recyclables separate. Contents of recycling containers are to be taken to the designated collation areas. Remove other debris from tenant space as marked by tenant.

7. Interior Office Doors - Leave interior room doors and private office doors (open or closed and/or locked or unlocked) in the position they are found. Re-set tenant alarm systems.

Weekly

1. Carpeted Floors - Thoroughly edge-vacuum all areas throughout each suite that are not vacuumed on a daily basis, including around desks, behind copiers, behind doors, etc., moving chairs, chair mats, and trash receptacles as needed.

2. Uncarpeted Floors - Sweep, dust mop, then wet-mop with a neutral solution any uncarpeted floor areas (except for polished stone).

3.  Wet-Mopping - Wet-mop all hard-surface floors.

4. Furniture - Dust with treated cloth all sides of furniture and legs of furniture. Dust all horizontal surfaces, particularly windowsills. Dust all low-reach areas.

5.  Telephones - Wipe and disinfect telephone receivers.

Monthly

1. Dusting - Dust all high-reach areas, including picture frames, blinds, and vents.

2. Uncarpeted Floors - Scrub and refinish all hard-surface flooring. Floors other than wood, stone, or specialty materials are to be wet-mopped, allowed to dry, then machine spray-buffed.

3.  Furniture - Vacuum all upholstered furniture.

Quarterly

1. Dusting - Dust all high-reach & wall areas beyond the reach of normal nightly dusting, including light fixtures.

2. Horizontal Window Blinds - Dust all horizontal "Venetian" blinds on both sides with a treated dusting tool.

Semi-Annually

1. Uncarpeted Floors - For floor areas other than wood, stone, or specialty materials, completely strip, removing all finish down to the bare clean floor, then mop, rinse, and allow to dry. Finally, refinish and machine-polish to a bright, uniform appearance.

2. Other - Remove all spill and splash marks from baseboards, doorjambs, and walls.

Annually

1. Light Fixtures - Clean light fixtures, removing & replacing lenses as necessary.

2.  Strip and refinish all hard-surface flooring.

                                       1
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                             2. GROUND-FLOOR LOBBIES

Nightly

1. Uncarpeted Floors - Any hard-surfaced floor area (other than polished stone) is to be dust mopped, using a treated mop to remove all loose dirt. Any spills or smudges shall be cleaned with a mild cleaning solution as needed. The floor, when dry, will be even in appearance and show no streaking from cleaning efforts. If rain mats are in use because of inclement weather, they will be vacuumed and spot cleaned as necessary.

2. Carpeted Floors - Any carpeted floor area will be vacuumed daily and spot cleaned as necessary.

3. Walls, Doors, & Entrance - All walls, doors and jambs will be spot-cleaned as necessary to remove all finger-marks, smudges and spills. Bright work on entrance doors will be wiped and cleaned.

4. Lobby Glass - All glass windows, doors, and directory board glass will be cleaned with a non-abrasive glass cleaner and left in a bright condition free of streaks and dust.

5. Elevator Cabs, Doors, Tracks, Floors, & Thresholds - Elevator sills will be wiped clean and all dirt and debris removed from door tracks, using a vacuum crevice attachment. Spills and smudges will be cleaned so that the sills and tracks are left in a bright, clean condition. All bright metal work will be wiped using soft, clean rags. Maintain metal and wood surfaces, cleaning and polishing as necessary.

6. Dusting - All horizontal surfaces, including furniture tops and ledges within reach, will be dusted using treated dust cloths.

7. Miscellaneous - Signs, sign standards and security station will be wiped clean and left free of finger-marks and smudges. Bright metal work will be polished with appropriate metal cleaners.

8. Trash Removal - All trash from wastebaskets, trash barrels, and ash urns will be removed and deposited in designated areas for trash.

Weekly

9. Uncarpeted Floors - Any hard-surfaced floor area (other than polished stone) will be dust mopped with a treated mop and then machine spray-buffed using an electric buffing machine with the surface being brought to a uniform shiny appearance.

10. Carpeted Floors - Any carpeted floor area will be edge-vacuumed.

11. Elevator Cabs - Clean elevator cab ceilings and light fixtures as required.

Monthly

12. High Dusting - All high dusting beyond the reach of normal day to day dusting will be done.

13. Glass - Wash all glass doors and glass partitions.

14. Carpet Cleaning - Steam clean all carpeted areas, including elevator cabs, using an extraction system.

Semi-Annually

                  Light Fixtures - Clean light fixtures, removing and replacing lenses as necessary.

Annually

Rain Mats - Rain mats will be thoroughly steamed cleaned using an extraction system.

                                 3. COMMON AREAS

Daily

1. General - Maintain reasonable vigilance in main lobbies and corridors for obvious dirt & debris and remove it as needed.

2. Carpeted Areas - Vacuum all entry mats and lobby carpets; spot-clean as necessary

3. Uncarpeted Areas - Dust mop all hard-surface flooring as required. Preserve a uniformly clean appearance. Provide special attention to edges, corners, small niches, and areas behind doors, treating them with a mop or cloth as appropriate.

4. Dusting - Dust all furniture, accessories, ledges, and other horizontal surfaces using a treated cloth.

5. Elevators - Police and maintain elevator cabs. Carpeted elevators are to be vacuumed and spots and surface litter removed as necessary. Maintain all metal and wood surfaces, cleaning and polishing as necessary.

6. Painted Walls - Spot-clean, removing all smudges, stains, and hand/finger marks, using only clean water or a neutral cleaning solution, if necessary.

7. Doors & Jambs - Spot-clean to remove spills, stains, hand/finger marks, and smudges.

8. Miscellaneous Glass & Metalwork - Dust or wipe clean as appropriate all glass and metal accessories, including signs, door hardware, frames, elevator doors, etc.

9.  Drinking Fountains - Wash, polish, and disinfect all drinking fountains.

10. Restrooms - Police all lavatories. These are to be checked a minimum of twice a day -- morning and afternoon. Check and fill as necessary all toilet tissue, seat cover, and towel dispensers.

11. Trash Removal - Remove all trash from waste receptacles, trash barrels, & ash urns and deposit in areas designated for trash.

12. Rain Mats - Set out rain mats furnished by Property Management as necessary, storing & maintaining these properly.

13. Signage Areas - Keep entrance door glass, frames, and directory boards in clean condition.

14. Fire Hose Connections - Clean and polish standpipes and fire hose connections as necessary.

15. Building Exteriors - Police and maintain exterior of the buildings, including adjoining sidewalks, metal trim, canopy trim, and framing. All garden areas and parking areas are to be policed twice daily. Police exterior walks and patios as directed by Property Management.

16. Loading Dock - Maintain loading dock areas, following specifications for loading dock outlined separately.

17. Stairways - Police all building fire stairways, including dusting handrails, stair stringers & risers. Damp-mop as necessary.

18. Lights - Replace burned out light bulbs and tubes as directed by Owner's Agent.

Nightly

1.  Carpeted Areas - Vacuum all carpeted floors, spot-cleaning as needed.

2.  Uncarpeted Areas - Sweep and damp-mop all hard-surface floors.

3. Other Surfaces - Wipe all surfaces and furniture. Spot-clean all doors, walls, and partitions, including glass. Clean all elevator tracks and entrance thresholds.

4.  Dusting - Perform all low dusting.

5. Trash & Liners - Empty all wastebaskets and ashtrays, replacing liners as necessary.

6. Elevator Cabs - Police and maintain elevator cabs. Carpeted elevators are to be vacuumed; hard-surface floors are to be damp-mopped. Spots & surface litter are to be removed as necessary. Maintain all metal & wood surfaces, cleaning & polishing as necessary. All carpeted elevator cabs are to be bonnet-cleaned or shampooed as needed.

7.  Water Fountains - Clean and disinfect all drinking fountains.

8. Stairwells - Check stairwells. Remove all trash and sweep stairs & landings. Spot-clean doors. Change light bulbs as needed. Spot-mop spills.

Weekly

1.  Handrails - Damp-wipe hand rails & stair stringers.

2.  Lobby Poster Stands - Clean exterior glass surface of lobby poster stands.

Monthly

1. Carpeted Floors - Edge-vacuum carpeted floors & restore carpet pile. Bonnet-clean all carpets in hallways.

2. Uncarpeted Floors - Wet-mop, allow to dry, and then spray-buff all hard-surfaced floors. Wet-mop all uncarpeted stairs and landings. Scrub and refinish all hard-surface floors, including elevator cabs. Wash building stairs.

3. High Dusting - Perform all high dusting beyond what is done daily, including picture frames, vents, blinds, air conditioning grilles, & other horizontal surfaces, paying particular attention to cobwebs.

4.  Partitions - Thoroughly clean all glass doors and partitions.

5.  Stairwells - Dust all stairwell fixtures and surfaces.

6.  Trash Receptacles - Clean all ash urns & trash receptacles inside & out.

Every Two (2) Months

1.  Carpeted Floors - Restore pile on all carpeted floors.

2.  Waste Receptacles - Wash wastebaskets inside and out.

Semi-Annually

1. Carpeted Common Areas - Clean all common-area carpets using the extraction method.

2.  Carpeted Floors - Steam-clean all carpeted areas using an extraction system.

3. Uncarpeted Floors - Any hard-surfaced floor area (except wood, stone or specialty materials) is to be stripped, removing all floor finish down to a bare clean surface. All marks or stains will be removed. Floors will then be refinished and polished and left in a uniform bright condition. All finish spills and splashes will be completely removed from baseboards, walls, doors and jambs.

4. Lobby Poster Stands - Clean interior and exterior glass surfaces of lobby poster stands.

Annually

Light Fixtures - Clean light fixtures, removing and replacing lenses as necessary. Remove and clean all light lenses.

                                  4. RESTROOMS

Daily

1. Timing - All restrooms are to be checked at least twice daily, once prior to noon and once in the afternoon. Police restrooms for trash.

2. Supplies - Check paper supplies and re-supply if necessary. Restock the feminine hygiene products dispensers; forward all money collected to the Property Management office.

3. Trash Receptacles - Empty trash containers where necessary. 4. Walls & Counters - Wipe down all counters and spot-clean walls.

                                       3
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Nightly

1. Floors - Mop all floors. Remove all black heel marks and urine burns as they occur. Any uncarpeted floor area will be swept and wet-mopped using a germicidal solution. All watermarks and stains will be wiped from walls and metal fixtures. Any carpeted floor area is to be vacuumed.

2. Dusting - Dust the top edges of partitions, ledges, and other horizontal surfaces.

3. Supplies - Re-stock all paper supplies. Fill toilet tissue holders, hand-towel dispenser, seat cover containers, soap dispensers and sanitary napkin machines nightly. Care should be taken to inspect dispensing fixtures to insure they are operating properly. Wash and polish all dispenser surfaces. Surfaces are to dry free of streaks or smudges.

4.  Wall Surfaces - Spot-clean all walls, partitions, & doors.

5. Bright Work - Clean & polish all mirrors and bright work. Surfaces are to dry with a uniform appearance free of any streaks or smudges.

6.  Counters & Sinks - Clean all sinks and counters.

7. Ceramic Fixtures - Scour, wash and disinfect all basins, toilet bowls and urinals with a germicidal solution. Special care will be taken to insure that areas difficult to access, such as the underside of toilet bowls and urinals, will be cleaned to prevent the building up of calcium and iron oxide deposits. Wash both sides of all toilet seats with germicidal solution.

8. Toilets & Urinals - Clean and sanitize all toilets and urinals. Seats on toilets are to be left up after cleaning. Damp-wipe urinal modesty screens with germicidal solution. Surfaces are to dry with a uniform appearance free of any streaks or smudges.

9. Restroom Doors & Walls - All restroom doors, partitions, and walls are to be damp-wiped to remove any hand marks, smudges, etc. from doors & door hardware. Surfaces are to dry with a uniform appearance free of any streaks or smudges.

10. Trash Removal - Remove all wastepaper and refuse, including soiled sanitary napkins, to designated areas. All trash receptacles are to be washed and polished as needed. If disposable liners are used, they will be replaced daily.

Weekly

General Cleaning - Dust all ceiling vents. Dust, vacuum, or wash all air supply and vent grilles. Clean all high-reach and low-reach areas.

Monthly

1.  Uncarpeted Floors - All floors are to be stripped & re-sealed. (Note:
    Whenever floors are stripped and sealed, all partition bases are to be raised carefully so as to not scratch the paint or damage stainless steel caps.) This task may be required to be performed more frequently to maintain the appearance required by Property Management. (Whenever floors are stripped and sealed, all partition bases are to be raised carefully so as to not scratch the paint or damage stainless steel caps.) This task may be required to be performed more frequently to maintain the appearance required by building management.

2. Carpeted Floors - Any carpeted floor area not reached on a nightly basis are to be edge-vacuumed.

Quarterly

1. Uncarpeted Floors - Any hard-surfaced floor area (other than wood, stone or specialty materials) is to be stripped, removing all floor finish down to a bare clean surface. All marks or stains will be removed. Floors will then be refinished and left in a uniform bright condition. All finish spills and splashes are to be completely removed from baseboards, walls, doors and jambs.

2.  Restroom Doors & Walls - Hand-wash & dry all walls, doors, and partitions.

3. Other Surfaces - Deep clean all restroom surfaces, including a thorough scrubbing of all tiles and grout on floors and base.

                       5. TENANT LUNCHROOM & KITCHEN AREAS

1. General Cleaning - Tenant lunch areas will be maintained by wiping all horizontal surfaces, spot cleaning appliance surfaces, and cleaning and polishing sink fixtures.

2. Floors - Lunchroom and kitchen area floors will be treated as described above in Tenant Areas - Offices, i.e., Nightly: spot-mop; Weekly: wet-mop;
    Monthly: Scrub and refinish all hard-surface flooring; floors other than wood, stone, or specialty materials are to be wet-mopped, allowed to dry, then machine spray-buffed; Semi-annually: completely strip, removing all finish down to the bare clean floor, then mop, rinse, and allow to dry; finally, refinish and machine-polish to a bright, uniform appearance.

3. Trash & Recycling - Trash and items that can be recycled will be removed and delivered to a designated location.

                                       END

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                                    EXHIBIT F

          Form of Subordination and Non-Disturbance Agreement for Fleet

Recorded at the
Request of and
When Recorded, Return to:

Gail E. McCann, Esq.
Edwards & Angell, LLP
2800 Financial Plaza
Providence, Rhode Island  02903

                      LEASE SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

            This agreement ("Lease Subordination, Non-Disturbance and Attornment Agreement" or "Agreement") is made as of the ____ day of __________, 200__, among FLEET NATIONAL BANK, a national banking association having a place of business at 111 Westminster Street, Suite 800, Providence, Rhode Island 02903, as Administrative Agent ("Agent") for itself and the other institutions who from time to time become Lenders under a Loan Agreement among Borrower, Agent, and Lenders relating to the Property (as defined below), 555 TWELFTH STREET VENTURE, LLC, a Delaware limited liability company, having an address in care of Shorenstein Company, L.P., 555 California Street, San Francisco, California 94104, Attn.: Corporate Secretary ("Landlord" or "Borrower"), ______________________________, a _______________________________, having a place of business at 555 Twelfth Street, Oakland, California ("Tenant").

                             Introductory Provisions

            A. Lenders are making a loan to Borrower ("Loan") to be secured by, among other things, a Deed of Trust, Assignments of Rents, Security Agreement and Fixture Filing ("Deed of Trust") given by Borrower to Agent covering property which may be known as 555 Twelfth Street, Oakland, California as more particularly described on Exhibit A ("Property"), and a Collateral Assignment of Leases and Rents ("Assignment") from Borrower to Agent with respect to the Property. The Deed of Trust, the Assignment and related documents are collectively called the "Deed of Trust Documents".

            B. Tenant is the tenant under that certain lease ("Lease") dated _______________________________, as may be amended, made with Landlord, covering a portion (the "Premises") of the Property as more particularly described in the Lease.

            C. Agent and Lenders require, as a condition to the making and maintaining of the Loan, that the Deed of Trust be and remain superior to the Lease and that their rights under the Assignment be recognized.

            D. Tenant requires as a condition to the Lease being subordinate to the Deed of Trust that its rights under the Lease be recognized.

            E. Agent, on behalf of Lenders, Landlord, and Tenant desire to confirm their understanding with respect to the Deed of Trust and the Lease.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lenders shall rely hereon in making and maintaining the Loan, Agent, Landlord, and Tenant agree as follows:

            1. SUBORDINATION. The Lease and the rights of Tenant thereunder are subordinate and inferior to the Deed of Trust Documents and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Deed of Trust Documents, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Tenant's rights with respect to proceeds of insurance and of eminent domain awards are expressly made subject and subordinate to the rights of Agent and Lenders, and the disposition of such proceeds shall be governed by the Deed of Trust Documents, and the other "Loan Documents" referred to therein, in all respects.

            2. NON-DISTURBANCE. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (a) Tenant's occupancy of the Premises shall not be disturbed by Agent or Lenders in the exercise of any of their rights under the Deed of Trust Documents during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Deed of Trust Documents.

            3. ATTORNMENT AND CERTIFICATES. In the event Agent or Lenders succeed to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the remedies relating to the Deed of Trust Documents, Tenant shall attorn to Agent, Lenders, or a purchaser upon any such foreclosure sale, and shall recognize Agent, Lenders, or such purchaser, thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust Documents, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), that (i) the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease,
(iv) the nature of any amendments or modifications to the Lease, (v) to the best of Tenant's knowledge, that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

            4. LIMITATIONS. If Agent or Lenders exercise any of their rights under the Deed of Trust Documents, or if Agent or Lenders shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Deed of Trust, or any deed in lieu thereof, Agent, Lenders or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant's part to be paid, performed or observed that the Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent, Lenders or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, Lenders, or to such purchaser, have the same remedies against Agent, Lenders, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent, Lenders or such purchaser had not succeeded to the interest of Landlord. Provided, however, that Agent, Lenders or such purchaser shall only be bound during the period of their ownership, and that in the case of the exercise by Agent or Lenders of their rights under the Deed of Trust Documents or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, Lenders, or such purchaser, in the Property, and Agent, Lenders and such purchaser shall not be
(a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid more than one month in advance to any prior landlord (including the Landlord), except to the extent actually received by Agent, Lenders or such purchaser; or (e) bound by any amendment or modification of the Lease, or any consent to any assignment or sublet, made without Agent's prior written consent if required under the Deed of Trust and other Loan Documents; or (f) bound by or responsible for any security deposit not actually received by Agent; or (g) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord's title, landlord's authority, habitability and/or fitness for any purpose, or possession; or (h) liable for consequential damages. The foregoing shall not, however: (i) relieve Agent, Lenders or such purchaser of the obligation to remedy or cure any conditions at the Premises the existence of which constitutes a Landlord default under the Lease and which continue at the time of such succession or acquisition, or (ii) deprive the Tenant of the right to terminate the Lease for a breach of Landlord covenant which is not cured as provided for herein and in the Lease and as a result of which there is a material interference with Tenant's permitted use and occupation of the Premises or any permitted business conducted therein.

            5. RIGHTS RESERVED. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed; or (b) the Tenant under the Lease against the original or any prior Landlord in the event of any default by the original Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Lender or a subsequent purchaser.

            6. NOTICE AND RIGHT TO CURE. Tenant agrees to provide Agent with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default is not curable by Lender (so long as the default does not interfere with Tenant's use and occupation of the Premises), or
(b) if the default is curable by Agent or Lenders, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord's address, and to Agent at the address provided in Section 7 below; provided, however, that if any such default is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time (not to exceed 120 days) as shall be reasonably necessary (including, without limitation, a reasonable

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

period of time to obtain possession of the Property and to foreclose the Deed of Trust, if necessary to effectuate a cure), if Agent gives Tenant written notice within such thirty (30) day period of Lender's election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within such thirty-day period and is thereafter diligently pursued. Agent and Lenders shall have no obligation to cure any default under the Lease, except to the extent provided in paragraph 4 above.

            7. NOTICES. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

                  To Agent:              Fleet National Bank
                                         111 Westminster Street, Suite 800
                                         Providence, RI  02903
                                         Attention:  Commercial Real Estate/Loan
                                         Administration Manager

                  To Tenant:             _______________________________
                                         _______________________________
                                         _______________________________

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

            8. NO ORAL CHANGE. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

            9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

            10. PAYMENT OF RENT TO AGENT. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent as part of the security for the Obligations secured by the Deed of Trust Documents. In the event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent's designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Lender following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Deed of Trust Documents, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following receipt of such notice.

            11. NO AMENDMENT OR CANCELLATION OF LEASE. So long as the Deed of Trust remains undischarged of record and except as provided herein to the contrary (including paragraph 6 hereof), Tenant shall not amend, modify, cancel or terminate the Lease, or consent to an amendment, modification, cancellation or termination of the Lease, or agree to subordinate the Lease to any other

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

Deed of Trust, without Agent's prior written consent in each instance if required under the Deed of Trust or other Loan Documents.

            12. CAPTIONS. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

            13. COUNTERPARTS. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

            14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            15. PARTIES BOUND. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Agent, Lenders and Borrower and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Borrower to an assignment or sublet by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

                            [SIGNATURES ON NEXT PAGE]

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

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     AGENT:

                                     FLEET NATIONAL BANK

                                     By   ______________________________________
                                          Name__________________________________
                                          Title_________________________________

                                     TENANT:____________________________________

                                     By   ______________________________________
                                          Name__________________________________
                                          Title_________________________________

[For Agent]
STATE OF RHODE ISLAND

COUNTY OF PROVIDENCE

      On ___________________, 200__ before me, _____________________, a Notary
Public in and for the State of Rhode Island, personally appeared ___________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same I his/her authorized capacity, and that his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

Signature _____________________________        (Seal)


[For Tenant]
STATE OF _____________________

COUNTY OF____________________

      On ___________________, 200__ before me, _____________________, a Notary public in and for the State of _______________, personally appeared ___________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same I his/her authorized capacity, and that his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

Signature: __________________________________      (Seal)

                               CONSENT BY LANDLORD

      The undersigned acknowledges and approves the terms and conditions of the foregoing Agreement as of this _____ day of _______________, 200__.

                                    LANDLORD:

                                    555 TWELFTH STREET VENTURE, LLC,
                                    a Delaware limited liability company

                                    By_____________________________

                                       Print Name__________________
                                       Title_______________________

[For Landlord]
STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

      On ___________________, 200__ before me, _____________________, a Notary public in and for the State of _______________, personally appeared ___________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same I his/her authorized capacity, and that his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

      WITNESS my hand and official seal.

Signature: _____________________________     (Seal)

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